                                                                     EXHIBIT 3.3
                                                                     AGREED FORM

                 --------------------------------------------

                            ARTICLES OF ASSOCIATION

                                       of

                         TELEWEST COMMUNICATIONS plc/1/


                         (Adopted by special resolution
                            passed on [_____] 1998)

                 --------------------------------------------


                                  Preliminary

Interpretation

1.1  In the articles:


Act means, unless the context otherwise requires, the Companies Act 1985, including any statutory modification or re-enactment for the time being in force;

Acts means the Companies Acts 1985 and 1989 and all statutes and subordinate legislation for the time being in force concerning companies so far as they apply to the Company;

Approved Depositary means a custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the board for the purposes of the articles and shall include, where approved by the board, the trustees (acting in their capacity as such) of any employees' share scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which have been approved by the Company in general meeting;

articles means these articles of association as amended from time to time;
--------------------------------------------------------------------------------

/1/ The Company was incorporated as a public company limited by shares with the name Amberfrost plc on 20 January 1994. Its name was changed to TeleWest plc on 7 June 1995 pursuant to a special resolution passed on 7 June 1995, and to Telewest Communications plc on 16 May 1996 pursuant to a special resolution passed on 16 May 1996.

auditors means the auditors of the Company;

board means the board of directors of the Company or the directors present or deemed to be present at a duly convened meeting of the directors at which a quorum is present;

business day means a day (not being a Saturday or Sunday) on which clearing banks are open for business in London;

clear days means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

company includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Act;

Cox means Cox Communications, Inc., a corporation incorporated under the laws of the state of Delaware, U.S.A.

convertible preference shares means convertible preference shares in the capital of the Company;

Cox Designated Director means the director who may be appointed from time to time by a member of the Cox Group pursuant to article 72.4 provided that a Cox Designated Director shall automatically cease so to be upon the Cox Group ceasing to have the power to appoint a director pursuant to article 72.4:

Cox Group means at any time Cox, its holding companies, and/or its subsidiary undertakings and/or any subsidiary undertakings of its holding companies for the time being and a member of the Cox Group shall mean any registered holder of shares beneficially owned by a person within such group. TW Holdings shall be deemed to be a member of the Cox Group but only to the extent of the Pro Rata Shares of the Cox Group. Wherever the articles require or permit the calculation of a number or percentage of Shares held by the Cox Group such number or percentage shall include the Pro Rata Shares of the Cox Group;

Dilutive Issue means any issue of Shares or other securities (including securities convertible into or exchangeable for Shares or other securities carrying the right to vote at general meetings of the Company's Shareholders) in the capital of the Company in respect of which the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group (as relevant) was not entitled by the terms of such issue to participate on a pro-rata basis;

director means, unless the context otherwise requires, a director of the Company;

dividend includes bonus;

entitled by transmission means, in relation to a share, entitled as a consequence of the death or bankruptcy of a member or of another event giving rise to a transmission of entitlement by operation of law;

executed includes, in relation to a document, execution under hand or under seal or by another method permitted by law;

holder means, in relation to a share, the member whose name is entered in the register as the holder of that share;

Independent Director means any director who is not designated by the MediaOne Group or the TINTA Group in accordance with article 72 and is not a partner, officer, employee of, or an individual having a material consultancy with, the TINTA Group or the MediaOne Group;

Lesser Qualifying Interest means:

(a)  7.5% or more of the ordinary shares in issue for the time being; or

(b) following any Dilutive Issue, 5% or more of the ordinary shares in issue for the time being provided immediately prior to such Dilutive Issue the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group (as relevant) held 7.5% or more of the ordinary shares in issue for the time being;

For the foregoing purposes the percentage of ordinary shares held shall be calculated on the assumption that all convertible preference shares then in issue have been converted into ordinary shares and all ordinary shares issued after the date of adoption of these articles pursuant or for the purposes of share options shall be ignored;

London Stock Exchange means the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited;

MediaOne means MediaOne Group, Inc., formerly US WEST Inc., a corporation incorporated under the laws of the State of Colorado, USA;

MediaOne Designated Director means any director who may be appointed from time to time by a member of the MediaOne Group pursuant to article 72.2 provided that a MediaOne Designated Director shall automatically cease so to be in the following circumstances:

(a) upon members of the MediaOne Group ceasing to hold a Qualifying Interest and to have the right to appoint two directors pursuant to article 72, but retaining a Lesser Qualifying Interest and the right to appoint one director, the MediaOne Designated Director last appointed to the board shall cease so to be; and

(b) upon members of the MediaOne Group ceasing to hold a Qualifying Interest or a Lesser Qualifying Interest and to have the right to appoint a director or two directors pursuant to article 72, all MediaOne Designated Directors shall cease so to be;

MediaOne Group means at any time MediaOne and/or MediaOne International and/or either of their holding companies, and/or either of their subsidiary undertakings and/or any subsidiary undertakings of either of their holding companies for the time being, and a member of the MediaOne Group shall mean any registered holder of shares beneficially owned by a person within such group, provided always that (save in respect of TW Holdings) no person or group of undertakings within the MediaOne Group shall also be within the TINTA Group. TW Holdings shall be deemed to be a member of the MediaOne Group but only to the extent of the number of Pro Rata Shares of the MediaOne Group. Wherever the articles require or permit the calculation of a number or percentage of Shares held by the MediaOne Group such number or percentage shall include the Pro Rata Shares of the MediaOne Group;

MediaOne International means MediaOne International Holdings, Inc., formerly US WEST International Holdings, Inc., a corporation incorporated under the laws of the State of Delaware;

member means, unless the context otherwise requires, a member of the Company;

office means the registered office of the Company;

ordinary shares means ordinary shares in the capital of the Company;

paid, paid up and paid-up include credited as paid or paid up;

Pro Rata Shares means, with respect to any Shareholder Group at any time, the number of ordinary shares held by TW Holdings attributable to such Shareholder Group being (a) in the case of the MediaOne Group and the TINTA Group, the product rounded to the nearest whole number of (x) the sum of the number of ordinary shares held by TW Holdings less the number of such shares in which the Cox Group have a beneficial interest as of such time, multiplied by (y) the aggregate percentage ownership interest in TW Holdings, expressed as a decimal, held by members of such Shareholder Group as of such date and (b) in the case of the Cox Group, the ordinary shares held by TW Holdings in which it has a beneficial interest;

Qualifying Interest means:

(a)  15% or more of the ordinary shares in issue for the time being; or

(b) following any Dilutive Issue, 12.5% or more of the ordinary shares in issue for the time being provided that immediately prior to such Dilutive Issue the TINTA Group or the MediaOne Group (as relevant) held 15% or more of the ordinary shares in issue for the time being;

For the foregoing purposes the percentage of ordinary shares held shall be calculated on the assumption that all convertible preference shares then in issue have been converted into ordinary shares and all ordinary shares issued after the date of adoption of these articles pursuant to or for the purposes of share options shall be ignored;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange which is designated for the purposes of section 185(4) of the Act;

register means, unless the context otherwise requires, the register of members kept pursuant to section 352 of the Act;

Relationship Agreement means the amended and restated agreement between the Company and members of the MediaOne Group, the TINTA Group, the Cox Group and the SBC Group dated as of 15 April 1998 which affects, inter alia, the rights of the holders of convertible preference shares to convert such shares;

SBC means SBC Communications Inc., a corporation incorporated under the laws of Delaware;

SBC Designated Director means the director who may be appointed from time to time by a member of the SBC Group pursuant to article 72.3 provided that a SBC Designated Director shall automatically cease so to be upon the SBC Group ceasing to have the power to appoint a director pursuant to article 72.3;

SBC Group means at any time SBC, its holding companies, and/or its subsidiary undertakings and/or any subsidiary undertakings of its holding companies for the time being and a member of the SBC Group shall mean any registered holder of shares beneficially owned by a person within such group;

seal means, unless the context otherwise requires, the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Acts;

secretary means the secretary of the Company and includes any assistant or deputy secretary and a person appointed by the board to perform the duties of the secretary;

Shareholder Group means any of the Vivendi Group, the Cox Group, the SBC Group, the TINTA Group or the MediaOne Group;

Shares means ordinary shares and/or convertible preference shares;

TCI means Tele-Communications, Inc., a corporation incorporated under the laws of the State of Colorado, USA;

TINTA means Tele-Communications International, Inc., a corporation incorporated under the laws of the State of Delaware, USA;

TINTA Designated Director means any director who may be appointed from time to time by a member of the TINTA Group pursuant to article 72.1 provided that a TINTA Designated Director shall automatically cease so to be in the following circumstances:

(a) upon members of the TINTA Group ceasing to hold a Qualifying Interest and the right to appoint two directors pursuant to article 72, but retaining a Lesser Qualifying Interest and the right to appoint one director, the TINTA Designated Director last appointed to the board shall cease so to be;

(b) upon members of the TINTA Group ceasing to hold a Qualifying Interest or a Lesser Qualifying Interest and to have the right to appoint a director or two directors pursuant to article 72, all TINTA Designated Directors shall cease so to be;

TINTA Group means at any time TCI and/or TINTA and/or either of their holding companies, and/or either of their subsidiary undertakings and/or any subsidiary undertakings of either of their holding companies for the time being, and a member of the TINTA Group shall mean any registered holder of shares beneficially owned by a person within such group, provided always that (save in respect of TW Holdings) no person or group of undertakings within the TINTA Group shall also be within the MediaOne Group. TW Holdings shall be deemed to be a member of the TINTA Group but only to the extent of the number of Pro Rata Shares of TINTA Group. Wherever the articles require or permit the calculation of a number or percentage of Shares held by the TINTA Group such number or percentage shall include the Pro Rata Shares of the TINTA Group;

TW Holdings means TW Holdings, L.L.C., a Colorado limited liability company;

Vivendi means Vivendi S.A. formerly Compagnie Generale des Eaux, a company incorporated in France whose principal office is at 52 rue d'Anjou, Paris 75008, France;

Vivendi Designated Director means the director who may be appointed from time to time by a member of the Vivendi Group pursuant to article 72.5 provided that a Vivendi Designated Director shall automatically cease so to be upon the Vivendi Group ceasing to have the power to appoint a director pursuant to article 72.5; and

Vivendi Group means at any time Vivendi, its holding companies, and/or its subsidiary undertakings and/or any subsidiary undertakings of its holding companies for the time being and a member of the Vivendi Group shall mean any registered holder of shares beneficially owned by a person within such group.

1.2  Words and expressions contained in the articles which are not defined in article 1.1 have, unless the contrary is indicated, the same meaning as in the Act, but excluding any statutory modification to the Act not in force at the date of adoption of the articles.

1.3 Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

1.4 The headings in the articles do not affect the interpretation of the articles.

Table A not to apply

2. No regulations contained in any statute or subordinate legislation, including the regulations contained in Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (as amended), apply as the regulations or articles of association of the Company.

                               Authorised Capital

3. The authorised share capital of the Company at the date of adoption of the articles is (Pounds)[_____ ] divided into [_____ ] ordinary shares of 10p each and [_____ ] convertible preference shares of 10p each.

                         Convertible preference shares

Income

4.1 The convertible preference shares shall confer upon the holders thereof the right, subject to the provisions of the Act and of the articles, to receive out of the profits of the Company available for distribution and resolved to be distributed a dividend (the convertible dividend) of such amount per share as is declared and paid from time to time in relation to each ordinary share, subject to the convertible dividend to be paid at any one time not exceeding 20p per share (net of any associated tax credit). Subject thereto, the rights of the holders of the convertible preference shares to receive the convertible dividend shall rank pari passu in all respects with the rights of the holders of the ordinary shares in relation to dividends. The convertible dividend shall be paid according to the amounts paid up or credited as paid up on the convertible preference shares in respect of which the convertible dividend is to be paid. The convertible dividend shall be payable at the same time as the corresponding dividend payable in relation to the ordinary shares and it shall be paid to the holders of the convertible preference shares on the same date by reference to which the corresponding dividend on the ordinary shares is payable. Subject to the foregoing, the convertible preference shares shall not confer upon the holders any further right to participate in the profits of the Company available for distribution.

Capital

4.2 In the event of a winding up of the Company or other return of capital (except on conversion or purchase of the convertible preference shares) the assets of the Company available for distribution among the members shall be applied in the following manner and order of priority:

(a) firstly, in paying to the holders of the convertible preference shares (other than any convertible preference shares in respect of which the right of election referred to in article 4.15(b) shall have been duly exercised (liquidation elected shares)) a sum equal to the capital paid up or credited as paid up on the convertible preference shares held by them respectively; and

(b) secondly, in paying any surplus to the holders of the ordinary shares and the liquidation elected shares pari passu and rateably the amount paid up or credited as paid up on such shares held by them respectively.

4.3 Subject to the foregoing, the convertible preference shares shall not confer upon the holders any further right to participate in the assets of the Company available for distribution among the members.

Purchase

4.4 Subject to the provisions of the Act and of the articles, the Company may at any time purchase convertible preference shares (a) in the market, (b) by tender (available to all holders of convertible preference shares alike) or (c) by private treaty, in each case at a price (exclusive of expenses) which shall not exceed, if the convertible preference shares are then listed on the London Stock Exchange:

(a) the average of the middle market quotations for the convertible preference shares (based on the Daily Official List of the London Stock Exchange) during the period of ten business days immediately prior to the date of such purchase; or

(b) in the case of a purchase on the London Stock Exchange, at the market price thereof (provided that such market price is not more than 5 per cent. above such average);

and, if not then listed on the London Stock Exchange, 110 per cent. of the nominal amount of the convertible preference shares.

Conversion

4.5 The provisions of articles 4.6 to 4.16 and 4.25 below are subject to the terms of the Relationship Agreement which governs and overrides in a number of respects the terms on which the convertible preference shares shall be converted. The Company shall have the discretion to agree with the parties to the Relationship Agreement for the time being to any revision, amendment, modification or termination of the provisions of the Relationship Agreement and as regards the parties to the Relationship Agreement from time to time the provisions of articles 4.6 to 4.16 and 4.25 shall be subject to the terms of the Relationship Agreement as so revised, amended or modified.

4.6 Subject as hereinafter provided, each holder of convertible preference shares shall be entitled at the time and in the manner set out in this article 4 to convert all or any of his convertible preference shares into fully paid ordinary shares on the basis (subject to adjustment under article 4.13) of one ordinary share for every one convertible preference share (the conversion rate).

4.7 Subject to the terms of the Relationship Agreement, for so long as the ordinary shares are listed on the London Stock Exchange, a holder of any convertible preference shares shall not be entitled to convert any of his convertible preference shares into ordinary shares pursuant to this article 4 to the extent that, immediately following such conversion, the percentage of the issued ordinary share capital of the Company held by members of the public (as defined by the Listing Rules of the London Stock Exchange) would fall below 25 per cent. Subject to the terms of the Relationship Agreement, where two or more holders of convertible preference shares wish to effect such a conversion on the same conversion date (as defined in article 4.8 below), the number of such convertible preference shares to be converted shall be aggregated for the purposes of determining whether the percentage of the issued ordinary share capital held by members of the public (as defined by the Listing Rules of the London Stock Exchange) would fall below 25 per cent. following the conversion of all such shares, and if it would, the shares which may be so converted shall be allocated pro rata according to the number of the shares originally sought to be converted amongst the holders of such convertible preference shares. Subject to the terms of the Relationship Agreement, the directors shall have absolute discretion to determine whether ordinary shares are held by members of the public (as defined by the Listing Rules of the London Stock Exchange) for the purposes of this article 4.7 having due regard to the Listing Rules of the London Stock Exchange.

4.8 Subject to the terms of the Relationship Agreement, the right to convert shall be exercisable at any time by completing a notice of conversion in such form as may from time to time be prescribed by the directors (a conversion notice) and delivering the same to the registrars for the time being of the Company (the registrars) together with such other evidence, if any, as the directors may reasonably require to prove the title of the person exercising such right. Subject to the terms of the Relationship Agreement, the date on which the conversion notice is received by the registrars shall be the conversion date. A conversion notice, once given, may not be withdrawn without the consent in writing of the Company.

4.9 The ordinary shares arising on such conversion shall be credited as fully paid and rank pari passu in all respects with the ordinary shares then in issue and shall entitle the holder to all dividends and (unless any adjustment shall have been made under article 4.14 in respect thereof) other distributions payable on the ordinary shares after the conversion date. Any convertible dividend due but not paid on the relevant conversion date shall continue to be payable to the holder of the relevant convertible preference shares converted.

4.10 Within 28 days after the relevant conversion date, the Company shall forward to each holder, free of charge, the definitive certificate for the appropriate amount of fully paid ordinary shares and a new certificate for any unconverted convertible preference shares comprised in the certificate surrendered by him and, if appropriate, a cheque in respect of any fractional entitlement. In the meantime, transfers will be certified against the register.

4.11 The Company shall use all reasonable efforts to ensure that all the ordinary shares arising from conversion are admitted to the Official List by the London Stock Exchange.

4.12 Conversion of such convertible preference shares from time to time may be effected in such manner as the directors shall from time to time determine (subject to the provisions of the Act and of the articles) and, without prejudice to the generality of the foregoing, may be effected by means of consolidation and sub-division, in which case the requisite consolidation and sub-division shall be effected pursuant to the authority given by the passing of the resolution to create the convertible preference shares by consolidating into one share all the convertible preference shares at the relevant conversion date held by any holder or joint holders which are the subject of the relevant conversion notice and sub-dividing such consolidated shares into shares of 10p each (or such other nominal amount as may be appropriate as a result of any consolidation and sub-division of ordinary shares), of which one share for each 10p nominal amount of the consolidated shares (or such other number of shares as may be appropriate as a result of any adjustment pursuant to article 4.14) shall be ordinary shares (and so in proportion for any other nominal amount of the consolidated shares, fractional entitlements being disregarded) and the balance of such shares (including any fractions) shall be non-voting deferred shares having the rights set out in article 4.13.

4.13 In the case of a conversion effected by means of consolidation and sub-division as provided in article 4.12, the non-voting deferred shares arising as a result thereof shall, on a return of assets in a winding up, entitle the holder only to the repayment of 1p in respect of his entire holding thereof and shall not entitle the holder to the payment of any dividend nor to receive notice of or attend or vote at any general meeting of the Company. Such conversion shall be deemed to confer irrevocable authority on the Company, at any time thereafter, to appoint any person to execute on behalf of the holders of such shares a transfer thereof, and/or an agreement to transfer the same, to such person as the Company may determine as custodian thereof and/or purchase the same (in accordance with the provisions of English law and the articles) in any such case for not more than 1p for all the said shares without obtaining the sanction of the holder or holders thereof and, pending such transfer and/or purchase, to retain the certificate for such shares. Subject to the terms of the Relationship Agreement, any allotment of ordinary shares pursuant to this article 4 shall be made not later than 14 days after the relevant conversion date.

4.14 Upon any consolidation and/or sub-division of ordinary shares, the conversion rate shall be adjusted by an amount which in the opinion of the Company's auditors is fair and reasonable to maintain the rights to convert. Holders of convertible preference shares shall be notified within 28 days of any change in the basis of conversion.

4.15 So long as any convertible preference shares remain capable of being converted into ordinary shares then:

(a) if the Company makes any pre-emptive offer to holders of its ordinary shares, or of any other shares or securities, or if any other offer or invitation (not being an offer falling within article 4.15(c)) is made or extended to the holders of the ordinary shares, the Company shall, so far as it is able, procure that a like offer or invitation is made or extended (which could be a like offer of further convertible preference shares as opposed to further ordinary shares) at the same time to each holder of convertible preference shares as if his conversion rights had (subject to article 4.7) been exercisable and exercised in full and as if the conversion date for such conversion had been immediately prior to the record date for such offer or invitation at the conversion rate then applicable;

(b) if a resolution for voluntary winding-up of the Company is passed or a winding-up order is made by the court in relation to the Company, the Company shall forthwith give notice thereof in writing to all holders of convertible preference shares, and each such holder of convertible preference shares shall be entitled within 42 days after the date of the resolution for voluntary winding-up of the Company or (as the case may be) after the date of the winding-up order, by notice in writing to the Company to elect to be treated as if his conversion rights had been exercisable and had been exercised in full prior to such date (for which purposes the provisions of article 4.7 will not apply) and as if the conversion date for such conversion had been immediately prior to such date, and, in that event, he shall be entitled to be paid in satisfaction of the amount due in respect of such of his convertible preference shares as are to be treated as converted a sum equal to the amount to which he would have become entitled in such liquidation if he had been the holder of the ordinary shares to which he would have become entitled by virtue of such conversion. At the expiration of the said period of 42 days, any outstanding convertible preference shares shall cease to be capable of conversion; and

(c) if an offer is made to the holders of ordinary shares or all such shareholders other than the offeror and/or any associate of the offeror (as defined in section 430E of the Act) to acquire the whole or any part of the issued ordinary shares or if any person proposes a scheme of arrangement with regard to such acquisition and the Company becomes aware (in either case) that the right to cast more than 50 per cent. of the votes which may ordinarily be cast on a poll at a general meeting of the

     Company has or will become vested in the offeror and/or such associates as aforesaid, the Company shall give written notice thereof (which shall include notice of all or any prior adjustments to the rate of conversion made pursuant hereto) to all holders of convertible preference shares within 28 days of it becoming so aware and each such holder shall be entitled within the period of 42 days from the date of such notice to convert any or all of his convertible preference shares into fully paid ordinary shares on the basis and in the manner specified above except that the conversion date in respect of any particular convertible preference share shall be the day on which the Company shall have received a duly completed conversion notice in relation to that share as adjusted, if appropriate, hereunder and that the provisions of article 4.7 will not apply.

4.16 If any fractions of ordinary shares shall arise on conversion of convertible preference shares, the shares representing fractions may be dealt with by the directors, on behalf of the holders thereof, as they think fit, but, in particular, the shares representing fractions may (if arrangements can be so made) be sold at the best price reasonably obtainable and the net proceeds of sale distributed pro rata among the persons entitled thereto unless such net proceeds amount to less than (Pounds)3 in respect of any one holding in which case they will not be so distributed but will be retained for the benefit of the Company. For the purpose of implementing the provisions of this article 4.16, the directors may appoint a person to execute transfers or renunciations on behalf of persons entitled to any such fractions and generally may make all arrangements which appear to the directors necessary or appropriate for the settlement and disposal of fractional entitlements.

Voting

4.17 The convertible preference shares shall confer on the holders the right to receive notice of and to attend all general meetings of the Company but shall only confer the right to speak or vote at any such meeting if the business of the meeting includes the consideration of a resolution for winding up the Company or any resolution modifying, varying or abrogating any of the rights or privileges attaching to the convertible preference shares (in either of which cases such holders shall be entitled to vote only on such resolution).

4.18 Upon any resolution upon which the holders of the convertible preference shares are entitled to vote, each such holder present in person shall, on a show of hands, have one vote and, on a poll, each such holder present in person or by its duly appointed representative or by proxy shall have one vote in respect of each ordinary share which the convertible preference share(s) registered in the name of such holder would have been converted into had conversion taken place at the conversion rate prevailing immediately prior to the date of the notice convening the general meeting at which the resolution is proposed and subject to the provisions of article 4.7 not applying to any such deemed conversions.

Restrictions

4.19.1 So long as any convertible preference shares remain capable of being converted into ordinary shares the following provisions shall apply, unless the Company shall have obtained the consent (the right to give or withhold such consent being a class right attaching to the convertible preference shares) in writing of the holder or holders of three-fourths in nominal value of the convertible preference shares then in issue or the sanction of an extraordinary resolution passed at a separate meeting of the holders of the convertible preference shares then in issue validly held in accordance with the provisions of the articles:

4.19.2  The Company shall not:

(a) capitalise profits or reserves except by way of capitalisation issue made available only to the holders of ordinary shares in the form of fully paid ordinary shares and to the holders of convertible preference shares in the form of fully paid convertible preference shares (and, if there shall be outstanding pursuant to article 4.19.3 any equity share capital of a class other than ordinary shares, to holders of share capital of that class in the form of fully paid equity share capital of that class or of fully paid ordinary shares); or

(b) make an offer or extend an invitation to the holders of ordinary shares or allot any shares in pursuance of a capitalisation issue without also making the offer or extending the invitation to the holders of any convertible preference shares who have, on or prior to the date of the making of the offer or extension of the invitation, delivered a conversion notice to the registrars (provided such notice is not then withdrawn); or

(c) modify, vary or abrogate the rights attaching to the ordinary shares or any other class of shares.

4.19.3 The Company shall not permit any equity share capital (as defined in the Act) to be in issue which is not in all respects uniform with a class of shares of the Company in issue or authorised to be issued on the date of adoption of the articles save:

(a)  as to the date from which the equity share capital shall rank for dividend;
     or

(b) for equity share capital issued in connection with or pursuant to any employees' share scheme (as defined in the Act); or

(c) for equity share capital which has attached thereto rights as to dividend, capital and voting which are in no respect more favourable than those attached to a class of shares of the Company in issue or authorised to be issued on the date of adoption of the articles; or

(d) for equity share capital issued pursuant to an offer or invitation which is made or extended to the holders of convertible preference shares (pursuant to article 4.15(a)); or

(e) for shares which are only comprised in the Company's equity share capital because as regards capital such shares carry a right to participate beyond a specified amount in a distribution made while such shares remain capable of conversion into ordinary shares by the holders thereof as if the same had been converted.

4.19.4 No resolution shall be passed for reducing the share capital of the Company (without its replacement by similar issued share capital of the Company) or any uncalled liability thereon or the amount, if any, for the time being standing to the credit of any share premium account or capital redemption reserve in any manner for which the confirmation of the court would be required pursuant to the Act.

4.19.5 The Company shall not do any act or thing resulting in an adjustment of the conversion rate if in consequence such rate would involve the issue of ordinary shares at a discount.

4.19.6 The Company shall not change its accounting reference date unless it shall also make such consequential changes (if any) in the dividend and conversion rights attaching to the convertible preference shares as the directors, in their absolute discretion, may think fair and reasonable to avoid prejudicing such rights; the Company shall forthwith give written notice of any such changes to the holders of the convertible preference shares.

Obligations

4.209 The Company shall procure that at all times there shall be sufficient unissued ordinary share capital available for the purposes of effecting conversion of all outstanding convertible preference shares.

4.210 The Company shall send to each holder of convertible preference shares a copy of every document despatched to the holders of ordinary shares contemporaneously with such despatch.

Issue of further shares

4.22 No further share capital of the Company ranking as regards participation in the profits or assets of the Company in priority to the convertible preference shares shall be created or issued without the consent in writing of the holder or holders of three-fourths in nominal value of the convertible preference shares then in issue or the sanction of an extraordinary resolution passed at a separate meeting of the holders of the convertible preference shares then in issue validly held in accordance with the provisions of the articles.

4.23 Subject to the provisions of article 4.18, the Company may from time to time create and issue further shares ranking as regards participation in the profits and assets of the Company pari passu with the convertible preference shares and so that any such further shares may either carry as regards participation in the profits and assets of the Company, rights and restrictions identical in all respects with the convertible preference shares or rights and restrictions differing therefrom (provided they are not more favourable) in any respect including, but without prejudice to the generality of the foregoing, (a) as to the rate or amount of dividend payable thereon, (b) as to the date from which they shall rank for dividend and/or the dates for payment of dividend thereon, (c) as to the amount of any premium on a return of assets (whether on a winding-up of the Company or otherwise), (d) as to redemption or (e) as to the rate of conversion into ordinary shares.

Fully paid shares

4.24 No convertible preference shares shall be issued otherwise than fully paid or credited as fully paid.

General

4.25 Subject to the terms of the Relationship Agreement, if any date specified for the conversion of any convertible preference shares pursuant to this article 4 would otherwise fall on a day which is not a business day, such date shall be the next following business day.

4.26 The quorum for any meeting of the holders of the convertible preference shares shall be two holders of convertible preference shares present in person or by proxy.

                                 Share Capital

Allotment

5.1 Subject to the Acts and relevant authority of the Company in general meeting required by the Acts, the board has general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of unissued shares (whether forming part of the original or any increased capital), or rights to subscribe for or convert any security into shares, to such persons, at such times and on such terms and conditions as the board may decide but no share may be issued at a discount.

5.2 The board may at any time after the allotment of a share but before a person has been entered in the register as the holder of the share recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on the terms and conditions the board thinks fit.

Power to attach rights

6. Subject to the Acts and to the rights attached to existing shares, new shares may be allotted or issued with or have attached to them such special rights or restrictions as the Company may by ordinary resolution decide, or, if no resolution is passed, as the board may decide.

Redeemable shares

7. Subject to the Acts and to the rights attached to existing shares, shares may be issued on terms that they are to be redeemed or, at the option of the Company or the holder, are liable to be redeemed.

Variation of rights

8.1 Subject to the Acts, the rights attached to a class of shares may be varied whether or not the Company is being wound up (i) in such manner (if any) as may be provided by those rights, or (ii) in the absence of any such provision, either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the issued shares of that class validly held in accordance with the articles, but not otherwise.

8.2 The rights attached to a class of shares are not, unless otherwise expressly provided in the rights attaching to those shares, deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of its own shares in accordance with the Acts and article 39.

Commission

9. The Company may exercise all powers conferred or permitted by the Acts of paying commission or brokerage. Subject to the Acts, commission or brokerage may be satisfied by the payment of cash or the allotment of fully- or partly-paid shares or the grant of an option to call for an allotment of shares or by any combination of these methods.

Trusts not recognised

10. Except as ordered by a court of competent jurisdiction or as required by law, the Company shall not recognise a person as holding a share on trust and is not bound by or otherwise compelled to recognise (even if it has notice of it) an equitable, contingent, future, partial or other claim to or interest in a share other than an absolute right in the holder to the whole of the share.

                               Share Certificates

Right to certificate

11.1 Subject to the Acts and the requirements of the London Stock Exchange, a person (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) on becoming the holder of a share is entitled, unless the terms of issue of the shares provide otherwise, without charge, to one certificate for all the shares of a class registered in his name or, in the case of shares of more than one class being registered in his name, to a separate certificate for each class of shares.

11.2 Where a member (other than a recognised person) transfers part of his shares comprised in a certificate he is entitled, without charge, to one certificate for the balance of shares retained by him.

11.3 The Company is not bound to issue more than one certificate for shares held jointly by two or more persons and delivery of a certificate to one joint holder is sufficient delivery to all joint holders.

11.4 A certificate shall specify the number and class and the distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up on the shares. It shall be issued under a seal, which may be affixed to or printed on it, or in such other manner as the board may approve, having regard to the terms of issue and the requirements of the London Stock Exchange.

Replacement certificates

12.1 Where a member holds two or more certificates for shares of one class, the board may at his request, on surrender of the original certificates and without charge, cancel the certificates and issue a single replacement certificate.

12.2 At the request of a member, the board may cancel a certificate and issue two or more in its place (representing shares in such proportions as the member may specify), on surrender of the original certificate and on payment of such reasonable sum as the board may decide.

12.3 Where a certificate is worn out, defaced, lost or destroyed, the board may cancel it and issue a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the board may decide, and on surrender of the original certificate (where it is worn out or defaced).

                                     Lien

Company's lien on shares not fully paid

13.1 The Company has a first and paramount lien on every share (other than a fully-paid share) registered in the name of a member (whether solely or jointly with another person) for an amount payable in respect of the share, whether the due date for payment has arrived or not. The lien applies to all dividends from time to time declared or other amounts payable in respect of the share.

13.2 The board may either generally or in a particular case declare a share to be wholly or partly exempt from the provisions of this article 13. Unless otherwise agreed with the transferee, the registration of a transfer of a share operates as a waiver of the Company's lien (if any) on that share.

Enforcement of lien by sale

14.1 For the purpose of enforcing the lien, the board may sell shares subject to the lien in such manner as it may decide, if the due date for payment of the relevant amounts has arrived and payment is not made within 14 clear days after the service of a notice in writing (stating, and demanding payment of, the amounts and giving notice of the intention to sell in default of payment) on the member concerned (or to a person entitled by transmission to the shares).

14.2 To give effect to a sale, the board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of or the person entitled by transmission to the shares to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity in or invalidity of the proceedings connected with the sale.

Application of proceeds of sale

15. The net proceeds of a sale effected under article 14, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount in respect of which the lien exists. Any residue shall (on surrender to the Company for cancellation of the certificate for the shares sold, or the provision of an indemnity (with or without security) as to any lost or destroyed certificate required by the board and subject to a like lien for amounts not presently payable as existed on the shares before the sale) be paid to the member or a person entitled by transmission to the shares immediately before the sale.

                                Calls on Shares

Calls

16. Subject to the terms of issue, the board may make calls on members in respect of amounts unpaid on the shares or a class of shares held by them respectively (whether in respect of nominal value or a premium) and not payable on a date fixed by or in accordance with the terms of issue. Each member shall (on receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called as required by the notice.
A call may be made payable by instalments and may, at any time before receipt by the Company of an amount due, be revoked or postponed in whole or in part as the board may decide. A call is deemed made at the time when the resolution of the board authorising it is passed. A person on whom a call is made remains liable to pay the amount called despite the subsequent transfer of the share in respect of which the call is made. The joint holders of a share are jointly and severally liable for payment of a call in respect of that share.

Power to differentiate

17. The board may make arrangements on the allotment or issue of shares for a difference between the allottees or holders in the amounts and times of payment of a call on their shares.

Interest on calls

18. If the whole of the amount called is not paid on or before the date fixed for payment, the person by whom it is payable shall pay interest on the unpaid amount at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide, from and including the date fixed for payment until but excluding the date of actual payment and all costs, charges and expenses incurred by the Company by reason of the non-payment. The board may waive payment of the interest in whole or in part.

Payment in advance

19. The board may, if it thinks fit, receive from a member all or part of the amounts uncalled and unpaid on shares held by him. A payment in advance of calls extinguishes to the extent of the payment the liability of the member on the shares in respect of which it is made. The Company may pay interest on the amount paid in advance, or on so much of it as from time to time exceeds the amount called on the shares in respect of which the payment in advance has been made, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide.

Amounts due on allotment treated as calls

20. An amount which becomes payable in respect of a share on allotment or on a date fixed pursuant to the terms of allotment (whether in respect of nominal value or a premium) or as an instalment of a call is deemed to be a call. In case of non-payment, the provisions of the articles as to payment of interest and costs, charges and expenses, forfeiture or otherwise apply as if that amount has become payable by virtue of a call.

                                  Forfeiture

Notice if call not paid

21. If a member fails to pay the whole of a call or an instalment of a call on or before the date fixed for payment, the board may serve notice on the member or on a person entitled by transmission to the share in respect of which the call was made demanding payment, on a date not less than 14 clear days from the date of the notice, of the amount of the call outstanding and any interest that may have accrued on it and all costs, charges and expenses incurred by the Company by reason of the non-payment. The notice shall state (i) the place where payment is to be made, and (ii) that if the notice is not complied with the share in respect of which the call was made will be liable to be forfeited.

Forfeiture for non-compliance

22. If the notice referred to in article 21 is not complied with, a share in respect of which it is given may, at any time before payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture includes all dividends declared or other amounts payable in respect of the forfeited share and not paid before the forfeiture.

Notice after forfeiture

23. When a share has been forfeited, the Company shall serve notice of the forfeiture on the person who was before forfeiture the holder of the share or the person entitled by transmission to the share but no forfeiture is invalidated by an omission to give notice. An entry of the fact and date of forfeiture shall be made in the register.

Disposal of forfeited shares

24.1 Until cancelled in accordance with the Acts, a forfeited share and all rights attaching to it are deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before the forfeiture the holder or to another person, on such terms and in such manner as the board may decide. Where for this purpose a forfeited share is to be transferred, the board may authorise a person to execute an instrument of transfer of the share to the transferee. The Company may receive the consideration (if any) for the share on its disposal and may register the transferee as the holder of the share.

24.2 The board may before a forfeited share has been cancelled, sold, re-allotted or otherwise disposed of annul the forfeiture on such conditions as it thinks fit.

24.3 A statutory declaration by a director or the secretary that a share has been forfeited on the date stated in the declaration is conclusive evidence of the facts stated in the declaration against all persons claiming to be entitled to the share. The declaration (subject if necessary to the execution of an instrument of transfer) constitutes good title to the share and the person to whom the share is disposed of is not bound to see to the application of the consideration (if any). His title to the share is not affected by an irregularity in or invalidity of the proceedings connected with the forfeiture or disposal.

Arrears to be paid notwithstanding forfeiture

25. A person whose share has been forfeited ceases on forfeiture to be a member in respect of it and shall surrender to the Company for cancellation the certificate for the forfeited share or shares. He remains liable to pay, and shall immediately pay to the Company, all calls, interest, costs, charges and expenses owing in respect of the share at the time of forfeiture, with interest, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent. per annum) as the board may decide. The board may if it thinks fit enforce payment without allowance for the value of the share at the time of forfeiture or for consideration received on disposal.

Surrender

26. The board may accept the surrender of a share liable to be forfeited and in that case references in the articles to forfeiture include surrender.

                             Untraced Shareholders

Power of sale

27.1  The Company is entitled to sell a share if:

(a) during a period of not less than 12 years before the date of publication of the advertisements referred to in article 27.1(c) (or, if published on two different dates, the first date) (the relevant period) the Company has paid at least three cash dividends (whether interim or final);

(b) throughout the relevant period no cheque, order or warrant sent by the Company by post in a pre-paid envelope addressed to the holder of the share, or to the person entitled by transmission to the share, at his address on the register or other last-known address given by the member or other person has been cashed, and no communication has been received by the Company from the member or person entitled by transmission (in his capacity as member or person entitled by transmission);

(c) on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in a leading daily newspaper and in a newspaper circulating in the area of the address referred to in article 27.1(b);

(d) the Company has not during a further period of three months after the date of the advertisements referred to in article 27.1(c) (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the member or person entitled by transmission (in his capacity as member or person entitled by transmission); and

(e) the Company has first given notice in writing to the London Stock Exchange of its intention to sell the share.

27.2 In addition to the power of sale conferred by article 27.1, if during the relevant period or a further period ending on the date when all the requirements of article 27.1(a) to (e) have been satisfied an additional share has been issued in right of that held at the beginning of, or previously so issued during, those periods and all the requirements of article 27.1(a) to (e) have been satisfied in respect of the additional share, the Company is entitled to sell the additional share.

27.3 To give effect to a sale pursuant to article 27.1 or 27.2, the board may authorise a person to execute an instrument of transfer of the share in the name and on behalf of the holder of, or the person entitled by transmission to, the share to the purchaser or his nominee. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

Application of proceeds of sale

28. The Company shall account to the member or other person entitled by transmission to the share for the net proceeds of sale by carrying all amounts received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of those amounts for the member or other person. Amounts carried to the separate account may either be employed in the business of the Company or invested as the board may think fit. No interest is payable on those amounts and the Company is not required to account for money earned on them.

                              Transfer of Shares

Form of transfer

29. A member may transfer all or any of his shares by instrument of transfer in writing in any usual form or in another form approved by the board, and the instrument shall be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee. The transferor is deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of it.

Right to refuse registration

30.1 Subject to articles 68 and 69, the board may, in its absolute discretion and (except where the reason (or one of the reasons) for refusal is that the transfer will give rise to a Notifiable Situation within the meaning of article
69.1, in which circumstances notice shall be given to the transferor containing a statement of the kind described in article 69.4) without giving a reason, refuse to register the transfer of a share or renunciation of a renounceable letter of allotment unless all of the following conditions are satisfied:

(a)  it is in respect of a share on which the Company has no lien;

(b)  it is in respect of only one class of shares;

(c) it is in favour of a single transferee or renouncee or not more than four joint transferees or renouncees;

(d)  it is duly stamped (if required);

(e) it is delivered for registration to the office or such other place as the board may decide, accompanied by the certificate for the shares to which it relates (except in the case of a transfer by a recognised person where a certificate has not been issued, or in the case of a renunciation) and such other evidence as the board may reasonably require to prove the title of the transferor or person renouncing and the due execution by him of the transfer or renunciation or, if the transfer or renunciation is executed by some other person on his behalf, the authority of that person to do so;

(f) it is not a transfer which is not to be registered pursuant to article 68.1(b)(ii)(B);

(g)  it will not give rise to a Notifiable Situation within the meaning of article 69.1; and

(h) a Disposal Notice within the meaning of article 69.6 has not been served in respect of that share or has been served but has been withdrawn (unless the transfer in question is to complete a Required Disposal of that share within the meaning of article 69.1).

30.2 The board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

30.3 If the board refuses to register the transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. An instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may, subject to article 142, be retained by the Company.

Fees on registration

31. No fee may be charged by the Company for registering the transfer of a share or the renunciation of a renounceable letter of allotment or other document relating to or affecting the title to a share or the right to transfer it or for making any other entry in the register.

Suspension of registration and closing of register

32. The registration of transfers may be suspended at such times and for such period (not exceeding 30 days in any year) as the board may decide and either generally or in respect of a particular class of shares.

                            Transmission of Shares

On death

33.1 The Company may recognise only the personal representatives of a deceased member as having title to a share held by that member alone or to which he alone was entitled. In the case of a share held jointly by more than one person, the Company may recognise only the survivor or survivors as being entitled to it.

33.2 Nothing in the articles releases the estate of a deceased member from liability in respect of a share which has been solely or jointly held by him.

Election of person entitled by transmission

34.1 A person becoming entitled by transmission to a share may, on production of any evidence the board may require, elect either to be registered as a member or to have a person nominated by him registered as a member.

34.2 If he elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the provisions of the articles relating to the transfer of shares apply to the notice or instrument of transfer (as the case may be) as if it were an instrument of transfer executed by the member and his death, bankruptcy or other event giving rise to a transmission of entitlement had not occurred.

34.3 The board may give notice requiring a person to make the election referred to in article 34.1. If that notice is not complied with within 60 days, the board may withhold payment of all dividends and other amounts payable in respect of the share until notice of election has been made.

Rights on transmission

35. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share cease. The person entitled by transmission may, however, give a good discharge for dividends and other amounts payable in respect of the share and, subject to articles 34 and 125, has the rights to which he would be entitled if he were the holder of the share. The person entitled by transmission is not, however, before he is registered as the holder of the share, entitled in respect of it to receive notice of or exercise rights conferred by membership in relation to meetings of the Company or a separate meeting of the holders of a class of shares.

                          Alteration of Share Capital

Increase, consolidation, sub-division and cancellation

36.  The Company may by ordinary resolution:

(a) increase its share capital by a sum to be divided into shares of an amount prescribed by the resolution;

(b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c) subject to the Acts, sub-divide all or any of its shares into shares of a smaller amount and may by the resolution decide that the shares resulting from the sub-division have amongst themselves a preference or other advantage or be subject to a restriction; and

(d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by a person and diminish the amount of its share capital by the amount of the shares so cancelled.

Fractions

37. If, as the result of consolidation and division or sub-division of shares, members become entitled to fractions of a share, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, the board may:

(a) sell fractions of a share to a person (including, subject to the Acts, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than (Pounds)3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company). To give effect to a sale the board may authorise a person to execute an instrument of transfer of shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

(b) subject to the Acts, issue to a member credited as fully paid by way of capitalisation the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or sub-division, leaves a whole number of shares (such issue being deemed to have been effected immediately before consolidation or sub-division, as the case may be). The amount required to pay up those shares may be capitalised as the board thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying up in full the appropriate number of shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 132. In relation to the capitalisation the board may exercise all the powers conferred on it by article 132 without an ordinary resolution of the Company.

Reduction of capital

38. Subject to the Acts and to the rights attached to existing shares, the Company may by special resolution reduce its share capital, capital redemption reserve, share premium account or other undistributable reserve in any way.

Purchase of own shares

39. Subject to the Acts, the Company may purchase shares of any class (including redeemable shares) in its own capital in any way. If at the date proposed for approval of the proposed purchase there are in issue shares of a class entitling the holders to convert into shares of another class, no purchase may take place unless either:

(a) it has been sanctioned by an extraordinary resolution passed at a separate meeting (or meetings if there are two or more classes) of the holders of that class of convertible shares; or

(b) the terms of issue of such convertible shares include provisions permitting the Company to purchase its own shares.

                               General Meetings

Annual general meeting

40. The Company shall hold annual general meetings, which shall be convened by the board, in accordance with the Acts.

Extraordinary general meeting

41. All general meetings of the Company other than annual general meetings are called extraordinary general meetings.

Convening of extraordinary general meetings

42. The board may convene an extraordinary general meeting whenever it thinks fit. The board must convene an extraordinary general meeting immediately on receipt of a requisition from members in accordance with the Acts and in default a meeting may be convened by requisitionists as provided in the Acts. At a meeting convened on a requisition or by requisitionists no business may be transacted except that stated by the requisition or proposed by the board. An extraordinary general meeting may also be convened in accordance with article 95.

Length and form of notice

43.1 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by not less than 21 clear days' notice. All other extraordinary general meetings shall be called by not less than 14 clear days' notice.

43.2 Subject to the Acts, and although called by shorter notice than that specified in article 43.1, a general meeting is deemed to have been duly called if it is so agreed:

(a) in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

(b) in the case of another meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

43.3  The notice of meeting shall specify:

(a) whether the meeting is an annual general meeting or an extraordinary general meeting;

(b)  the place, the date and the time of the meeting;

(c)  in the case of special business, the general nature of that business;

(d) if the meeting is convened to consider a special or an extraordinary resolution, the intention to propose the resolution as such; and

(e) with reasonable prominence, that a member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member.

43.4 The notice of meeting shall be given to the members (other than any who, under the provisions of the articles or the terms of issue of shares, are not entitled to receive notice), to the directors and to the auditors.

Omission to send notice

44. The accidental omission to send a notice of meeting or, in cases where it is sent out with the notice, an instrument of proxy to, or the non-receipt of either by, a person entitled to receive it does not invalidate the proceedings at a general meeting.

Special business

45. All business transacted at a general meeting is deemed special except the following business at an annual general meeting:

(a) the receipt and consideration of the annual accounts, the directors' report and auditors' report on those accounts;

(b) the appointment of directors and other officers in place of those retiring by rotation or otherwise ceasing to hold office;

(c)  the declaration of dividends;

(d) the appointment of the auditors (when special notice of the resolution for appointment is not required by the Acts) and the fixing, or determination of the manner of the fixing, of their remuneration; and

(e) the renewal of the authorities of the Company in general meeting required by the Acts and the articles in relation to the allotment of shares.

                        Proceedings at General Meetings

Quorum

46.1 No business may be transacted at a general meeting unless a quorum is present at the start of the meeting. The absence of a quorum does not prevent the appointment of a chairman in accordance with the articles, which is not treated as part of the business of the meeting.

46.2 The quorum for a general meeting is for all purposes two members present in person or by proxy and entitled to vote.

Procedure if quorum not present

47.1 If a quorum is not present within five minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting or if during the meeting a quorum ceases to be present, the meeting, if convened by or on the requisition of members, is dissolved. In any other case it stands adjourned to such time (being not less than 14 days nor more than 28 days later) and place as the chairman (or, in default, the board) decides.

47.2 At an adjourned meeting the quorum is two members present in person or by proxy and entitled to vote. If a quorum is not present within five minutes (or such longer period as the chairman in his absolute discretion may decide) from the time fixed for the start of the meeting or if during the meeting a quorum ceases to be present, the adjourned meeting is dissolved.

47.3 The Company shall give not less than seven clear days' notice of any meeting adjourned for the lack of a quorum and the notice shall state the quorum requirement.

Chairman

48. The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at a general meeting. If there is no chairman or deputy chairman, or if at a meeting neither is present within five minutes after the time fixed for the start of the meeting, or neither is willing to act, the directors present shall select one of their number to be chairman. If only one director is present and willing to act, he shall be chairman. In default, the members present in person and entitled to vote shall choose one of their number to be chairman.

Director's right to attend and speak

49. A director is entitled to attend and speak at a general meeting and at a separate meeting of the holders of a class of shares or debentures whether or not he is a member.

Power to adjourn

50.1 The chairman may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting) adjourn a meeting from time to time and from place to place or for an indefinite period.

50.2 Without prejudice to any other power which he may have under the provisions of the articles or at common law, the chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if he decides that it has become necessary to do so in order to (i) secure the proper and orderly conduct of the meeting, or (ii) give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting, or (iii) ensure that the business of the meeting is properly disposed of.

Notice of adjourned meeting

51. Without prejudice to article 47.3, whenever a meeting is adjourned for 28 days or more or for an indefinite period, at least seven clear days' notice specifying the place, date and time of the adjourned meeting and the general nature of the business to be transacted shall be given to the members (other than any who, under the provisions of the articles or the terms of issue of the shares, are not entitled to receive notice), the directors and the auditors. Except in these circumstances, and subject to article 47.3, it is not necessary to give notice of an adjourned meeting or of the business to be transacted at the adjourned meeting.

Business at adjourned meeting

52. No business may be transacted at an adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

Accommodation of members at meeting

53. If it appears to the chairman that the meeting place specified in the notice convening the meeting is inadequate to accommodate all members entitled and wishing to attend, the meeting is duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a member who is unable to be accommodated is able to (i) participate in the business for which the meeting has been convened, and (ii) hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and (iii) be heard and seen by all other persons present in the same way.

Security

54. The board may make any arrangement and impose any restriction it considers appropriate to ensure the security of a meeting including, without limitation, the searching of a person attending the meeting and the restriction of the items of personal property that may be taken into the meeting place. The board is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.

                                    Voting

Method of voting

55.1 At a general meeting, a resolution put to the vote of the meeting is decided by a show of hands unless (before or on the declaration of the result of the show of hands) a poll is duly demanded.

55.2  Subject to the Acts, a poll may be demanded on any question by:

(a)  the chairman of the meeting;

(b) not less than five members present in person or by proxy and entitled to vote;

(c) a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) a member or members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

55.3 A demand by a proxy is deemed to be a demand by the member appointing the proxy.

55.4 Unless a poll is demanded and the demand is not withdrawn, a declaration by the chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Procedure on a poll

56.1 If a poll is properly demanded, it shall be taken in such manner as the chairman directs. He may appoint scrutineers, who need not be members, and may fix a time and place for declaring the result of the poll. The result of the poll is deemed to be the resolution of the meeting at which the poll is demanded.

56.2 A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on another question shall be taken at such time and place as the chairman decides, either at once or after an interval or adjournment (but not more than 30 clear days after the date of the demand).

56.3 No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

56.4 The demand for a poll may be withdrawn but only with the consent of the chairman. A demand withdrawn in this way validates the result of a show of hands declared before the demand is made. In the case of a poll demanded before the declaration of the result of a show of hands, the meeting shall continue as if the demand has not been made.

56.5 The demand for a poll (other than on the election of the chairman or on a question of adjournment) does not prevent the meeting continuing for the transaction of business other than the question on which a poll has been demanded.

56.6 On a poll, votes may be given in person or by proxy and a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

Votes of members

57.1 Subject to article 72 and to special terms as to voting on which shares have been issued, or a suspension or abrogation of voting rights pursuant to the articles, at a general meeting every member present in person has on a show of hands one vote and every member present in person or by proxy has on a poll one vote for every ordinary share of which he is the holder.

57.2 In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority is determined by the order in which the names of the holders stand in the register.

57.3 A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his guardian, receiver, curator bonis or other person authorised for that purpose and appointed by the court. A guardian, receiver, curator bonis or other person may, on a poll, vote by proxy if evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is deposited at the office (or at another place specified in accordance with the articles for the deposit of instruments of proxy) within the time limits prescribed by the articles for the deposit of instruments of proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

No casting vote

58. In the case of an equality of votes the chairman shall not have, whether on a show of hands or on a poll, a casting vote in addition to a vote to which he is entitled as a member.

Restriction on voting rights for unpaid calls etc.

59. Unless the board otherwise decides, no member is entitled in respect of a share held by him to be present or to vote, either in person or by proxy, at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll, if a call or other amount due and payable in respect of the share is unpaid. This restriction ceases on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of the non-payment.

Voting by proxy

60.1 An instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the board) executed by the appointor or his duly constituted attorney or, if the appointor is a company, under its seal or under the hand of its duly authorised officer or attorney or other person authorised to sign.

60.2 An instrument of proxy is deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote on a resolution or amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given, as the proxy thinks fit.

60.3   A proxy need not be a member.

60.4 A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing instruments of proxy are delivered for the same share for use at the same meeting, the one which is last validly delivered (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share.

60.5 Deposit of an instrument of proxy does not prevent a member attending and voting in person at the meeting or an adjournment of the meeting or on a poll.

60.6 An instrument of proxy is (unless the contrary is stated in it) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates. An instrument of proxy is valid for 12 months from the date of execution.

60.7 Subject to the Acts, the Company may send an instrument of proxy to all or none of the persons entitled to receive notice of and to vote at a meeting. If sent the instrument shall provide for two-way voting (without prejudice to a right to abstain) on all resolutions set out in the notice of meeting.

Deposit of proxy

61.1 An instrument of proxy, and (if required by the board) a power of attorney or other authority under which it is executed or a copy of it notarially certified or certified in some other way approved by the board, shall be:

(a) deposited at the office, or another place in the United Kingdom specified in the notice convening the meeting or in an instrument of proxy or other accompanying document sent by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting or the taking of a poll at which the person named in the instrument proposes to vote;

(b) in the case of a meeting adjourned for less than 28 days but more than 48 hours or in the case of a poll taken more than 48 hours after it is demanded, deposited as required by article 61.1(a) not less than 24 hours before the time appointed for the holding of the adjourned meeting or the taking of the poll; or

(c) in the case of a meeting adjourned for less than 48 hours or in the case of a poll not taken immediately but taken not more than 48 hours after it was demanded, delivered at the adjourned meeting or at the meeting at which the poll was demanded to the chairman or to the secretary or to a director.

61.2   An instrument of proxy not deposited or delivered in accordance with article 61.1 is invalid.

When votes by proxy valid though authority revoked

62. A vote given or poll demanded by a proxy or authorised representative of a company is valid despite termination of his authority unless notice of termination is received by the Company at the office (or other place specified for depositing the instrument of proxy) at least one hour before the time for holding the meeting or adjourned meeting at which the vote is given or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll at which the vote is cast.

                                 Miscellaneous
Corporate Representative

63. A company which is a member may, by resolution of its directors or other governing body, authorise a person (or, if such company is an Approved Depositary acting in its capacity as such, persons) to act as its representative (or, as the case may be, representatives) at a meeting or at a separate meeting, or at all meetings or separate meetings, of the holders of a class of shares (each a representative). A representative is entitled to exercise on behalf of the company (in respect of that part of the company's holding of shares to which the authorisation relates) those powers that the company could exercise if it were an individual member. The company is for the purposes of the articles deemed to be present in person at a meeting if a representative is present. All references to attendance and voting in person shall be construed accordingly. A director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

Objections to and error in voting

64. No objection may be made to the qualification of a voter or to the counting of, or failure to count, a vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. An objection properly made shall be referred to the chairman and only invalidates the result of the voting if, in the opinion of the chairman, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman is conclusive and binding on all concerned.

Amendments to resolutions

65. If an amendment proposed to a resolution under consideration is ruled out of order by the chairman the proceedings on the substantive resolution are not invalidated by an error in his ruling.

Members' written resolutions

66. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present is as effective as if it had been passed at a general meeting duly convened and held. The resolution in writing may consist of several instruments in the same form each duly executed by or on behalf of one or more members. If the resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.

Class meetings

67. A separate meeting for the holders of a class of shares shall be convened and conducted as nearly as possible in the same way as an extraordinary general meeting, except that:

(a) no member, other than a director, is entitled to notice of it or to attend unless he is a holder of shares of that class;

(b)    no vote may be given except in respect of a share of that class;

(c) the quorum at the meeting is two persons present in person holding or representing by proxy at least one-third in nominal value of the issued shares of that class;

(d) the quorum at an adjourned meeting is two persons holding shares of that class who are present in person or by proxy; and

(e) a poll may be demanded in writing by a member present in person or by proxy and entitled to vote at the meeting and on a poll each member has one vote for every share of that class of which he is the holder.

Failure to disclose interests in shares

68.1   Subject to article 68.5, where notice is served by the Company under section 212 of the Act (a section 212 notice) on a member, or another person appearing to be interested in shares held by that member, and the member or other person has failed in relation to any shares (the default shares, which expression includes any shares issued after the date of the section 212 notice in right of those shares) to give the Company the information required within the prescribed period from the date of the section 212 notice, the following sanctions apply, unless the board otherwise decides:

(a) the member is not entitled in respect of the default shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or on a poll, or to exercise other rights conferred by membership in relation to the meeting or poll; and

(b) where the default shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

           (i) a dividend (or any part of a dividend) or other amount payable in respect of the default shares shall be withheld by the Company, which has no obligation to pay interest on it, and the member is not entitled to elect, pursuant to article 132, to receive shares instead of a dividend; and

          (ii) no transfer of any of the default shares shall be registered unless the transfer is an excepted transfer or:

                 (A) the member is not himself in default in supplying the information required; and

                 (B) the member proves to the satisfaction of the board that no person in default in supplying the information required is interested in any of the shares the subject of the transfer.

68.2 The sanctions under article 68.1 shall cease to apply seven days after the earlier of:

(a) receipt by the Company of notice of an excepted transfer, but only in relation to the shares transferred; and

(b) receipt by the Company, in a form satisfactory to the board, of all the information required by the section 212 notice.

68.3 Where, on the basis of information obtained from a member in respect of a share held by him, the Company issues a section 212 notice to another person, it shall at the same time send a copy of the section 212 notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, does not invalidate or otherwise affect the application of article 68.1.

68.4   For the purposes of this article 68:

(a) a person, other than the member holding a share, is treated as appearing to be interested in that share if the member has informed the Company that the person is or may be interested, or if the Company (after taking account of information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(b) interested is construed as it is for the purpose of section 212 of the Act;

(c) reference to a person having failed to give the Company the information required by a section 212 notice, or being in default in supplying such information, includes (a) reference to his having failed or refused to give all or any part of it, and (b) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

(d)    the prescribed period means 14 days;

(e)    an excepted transfer means, in relation to shares held by a member:

           (i) a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 428(1) of the Act); or

          (ii) a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act
                 1986) or another stock exchange outside the United Kingdom on which shares in the capital of the Company are normally traded; or

         (iii) a transfer which is shown to the satisfaction of the board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

68.5(a)Where any person appearing to be interested in shares has been duly served with a section 212 notice and the shares in which he appears to be interested are held by an Approved Depositary, the provisions of article
       68.1 shall be treated as applying only to those shares held by the Approved Depositary in which such person appears to be interested and not (insofar as such person's apparent interest is concerned) to any other shares held by the Approved Depositary.

(b) Subject to article 68.5(a), where the member on which a section 212 notice is duly served is an Approved Depositary acting in its capacity as such, the obligations of the Approved Depositary as a member shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the board pursuant to which it was appointed as an Approved Depositary.

68.6 The provisions of this article are in addition and without prejudice to the provisions of the Acts.

Protection of licences under the Broadcasting Act 1990 and the Telecommunications Act 1984

69.1   In this article 69:

(a) Licence means any licence under the Broadcasting Act 1990 and/or the Telecommunications Act 1984 (and any statutory modifications or re-enactments of the same together with all orders made thereunder for the time being in force) awarded or granted to the Company or any of its subsidiary undertakings (as the case may be) and any other licence or permit used or intended to be used which in any case is material to its business, granted by any other authority or body or any governmental department under any other legislation or regulations in force for the time being in any jurisdiction;

(b) Notifiable Situation means circumstances in which the holding of shares of any class of any member when either taken alone or when taken together with the holding of shares by one or more other members is or may be, in the reasonable opinion of the board, prejudicial to:

           (i) the grant of any Licence or the renewal or extension of any Licence for which an application is or is intended to be made; or

          (ii)   the continued holding of any Licence;

(c) Relevant Person means any member whose holding of shares in the Company when either taken alone or when taken together with the holding of shares by one or more other members gives rise to a Notifiable Situation;

(d) Relevant Shares means the shares of a Relevant Person which are, or which in the reasonable opinion of the board may be, causing a Notifiable Situation to occur in relation to that Relevant Person; and

(e) Required Disposal means a disposal or disposals of such a number of Relevant Shares as will cause, or which in the reasonable opinion of the board will cause, a Relevant Person to cease to be a Relevant Person and will not cause any other person to be a Relevant Person and/or the holding of shares by a Relevant Person to cease to give rise to a Notifiable Situation, not being a disposal to another Relevant Person.

69.2 The board may at any time by notice require from a member such information (to the extent that information is required in relation to a person other than such member, so far as such information lies within the knowledge of such member) supported by a declaration and by such other evidence (if any) in support as the board may require, for the purposes of determining whether such member or any person who has an interest in shares held by such member or an associate of any such member or person or any person in which any such member or person is a participant with more than a five per cent. interest has an interest in any shares of the Company which, in the reasonable opinion of the board, may be relevant to the determination of whether a Notifiable Situation exists in relation to such member or person and the member or person shall supply the information and evidence so specified to the board as soon as reasonably practicable but, in any event, within seven days of receipt of such notice. If such information and evidence is not furnished within the time prescribed by the notice or the information and evidence provided is, in the opinion of the board, unsatisfactory for the purposes of so determining, the board may serve on such member a further notice calling upon him, within seven days after the service of such further notice, to furnish the board with such information and evidence or further information and evidence as shall (in their opinion) enable them to so determine.

69.3 The board may, following such consultation with and the provision of such information to the Independent Television Commission, the Department of Trade and Industry, the Office of Telecommunications and/or such other authorities as the board considers appropriate, notify any member that his holding of Relevant Shares gives rise to a Notifiable Situation.

69.4 Any notice served pursuant to article 69.3 shall contain a statement by the board of the reasons for the giving of such notice and include any communication from the relevant authorities in support of those reasons. The notice shall set out the restrictions that may apply in relation to the Relevant Shares of the member on whom such notice is served as referred to in article 69.5.

69.5   If on the expiry of 14 days after service of notice pursuant to articles
69.2 or 69.3, the member upon whom the notice has been served shall have failed to supply the required information or the Notifiable Situation still remains, as the case may be, the board may treat such number of the Relevant Shares held by such member as may be necessary to end the Notifiable Situation as non-voting shares, by removal of the right to vote, but all other rights attaching to the Relevant Shares (in particular the right to receive dividends and receive notice of and attend all general meetings of the Company) shall not be affected.

69.6 If, following action taken by the board pursuant to article 69.5, a Notifiable Situation nevertheless still remains, the board may serve a written notice (a Disposal Notice) on the member concerned calling for a Required Disposal of the Relevant Shares of such member or of such lesser number of Relevant Shares as shall be specified in the said notice, to be made within such period as the board considers reasonable. Where the member concerned is a member of the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group, a copy of the Disposal Notice shall be served also on a member of each of the other groups. The board may extend the period in which a Disposal Notice is required to be complied with and may withdraw a Disposal Notice (whether before or after the expiration of the period referred to) in their absolute discretion if it appears to it that a Notifiable Situation has ceased to exist in relation to the Relevant Shares concerned. After the giving of a Disposal Notice, and save for the purpose of a Required Disposal under this article 69.6 or article 69.7, no transfer of any of the Relevant Shares concerned may be registered until either the Disposal Notice is withdrawn or a Required Disposal has been made to the satisfaction of the board and registered. Where more than one holder (treating joint holders as a single holder) is required to dispose of shares pursuant to a Disposal Notice, the said Notice shall specify the number of shares to be disposed of by each such holder (which shall be in the discretion of the directors and need not be pro rata amongst the members being called upon to dispose of shares).

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

69.7 If a Disposal Notice given under article 69.6 has not been complied with in all respects to the satisfaction of the board by the end of the period (as extended if applicable) specified in the Disposal Notice and has not been withdrawn, the board shall, so far as it is able, within thirty days, make a Required Disposal (or procure that a Required Disposal is made) of the Relevant Shares concerned and shall give notice of the disposal to those persons on whom the Disposal Notice is served. The holder(s) of the shares duly disposed of shall be deemed irrevocably and unconditionally to have authorised the board to make such Required Disposal. The manner, timing and terms of any such Required Disposal made or sought to be made by the board (including, but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee would become a Relevant Person) shall be such as the board determine (provided that the board shall use its reasonable efforts to obtain the best price reasonably obtainable in the circumstances), based on advice from bankers, brokers, or other persons as the board considers appropriate consulted by it for the purpose, to be reasonably practicable having regard to all the circumstances, including, but not limited to, the number of shares to be disposed of and the requirement that the disposal be made within thirty days from expiry of the Disposal Notice; and the board shall not be liable, and any such persons giving any such advice to the board shall not be liable, to any person (whether or not a Relevant Person) for any of the consequences of reliance on such advice (including, without limitation, for failing to obtain the best price reasonably obtainable in the circumstances provided the board acted in good faith throughout the relevant period), provided always that, where the registered holder(s) of the Relevant Shares concerned is a member of the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group, the board shall use its reasonable endeavours to give the members of each of the other such groups the first right to purchase such Relevant Shares (subject to such member itself not being a Relevant Person or to such purchase itself not giving rise to a Notifiable Situation) in accordance with such arrangements as may then be in place between the members of the TINTA Group and the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group in relation to their holdings of shares of the Company and as may have been notified to the Company by any member of the TINTA Group and/or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group and the preceding provisions of this article 69.7 shall be amended accordingly to take account of such arrangements but so that the board shall not be liable to any member of the TINTA Group or of the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group for failing to ensure that any such arrangements are complied with fully or at all.

69.8 For the purpose of effecting any Required Disposal, the board may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may enter the name of the transferee in the register in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the Company in the sale) to the former holder (or in the case of joint holders, the first of them named in the register) together with, if appropriate a new certificate in respect of the balance of the Relevant Shares to which he is entitled upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him.

69.9 A holder of a Relevant Share on whom a Disposal Notice has been given under (and complying with) article 69.6 shall not in respect of that share be entitled, until such time as the Disposal Notice has been complied with to the satisfaction of the board or withdrawn, to receive notice of or to attend or vote at any general meeting of the Company or meeting of the holders of any class of share capital, or to exercise any other right conferred by membership in relation to any such meeting; and the rights to attend (whether in person or by representative or proxy), to speak and to demand and vote on a poll which would have attached to the Relevant Share had it not been a Relevant Share shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the board of any share becoming or being deemed to be a Relevant Share.

69.10 Save as otherwise provided in this article 69.10, the provisions of the articles applying to the giving of notice of meetings to members shall apply to the giving to a member of any notice required by this article 69. Any notice required by this article 69 to be given to a member (or in the case of joint holders, who is the person first named in the register) whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a prepaid envelope addressed to that person at the address (or if more than one, at one of the addresses) if any, at which the board believes him to be resident or carrying on business or to his last known address as shown on the register. The notice shall in such a case be deemed to have been given on the day following that on which the envelope containing the same is posted, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been given on the day next but one after it was posted, Proof that the envelope was properly addressed prepaid and posted shall be conclusive evidence that the notice was given.

69.11 Any resolution or determination of, or decision or exercise of any discretion or power by, the board or any director or by the chairman of any meeting under or pursuant to the provisions of this article 69 (including, without prejudice to the generality of the foregoing, as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the board under article 69.7) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the board or any director pursuant to the foregoing provisions of this article 69 shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this article 69. The fact that the board has assumed that a Notifiable Situation does not exist in relation to any member shall not affect their discretion to subsequently determine that a Notifiable Situation does exist in relation to such member.

               Appointment, Retirement and Removal of Directors

Number of directors

70. Unless and until otherwise decided by the Company by ordinary resolution the number of directors shall be not less than two, and shall not be subject to any maximum.

Power of the Company to appoint directors

71. Subject to the articles and to the power of members of the TINTA Group and the MediaOne Group and the SBC Group and the Cox Group and the Vivendi Group to appoint directors pursuant to article 72, the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the board, but the total number of directors may not exceed any maximum number which may be fixed in accordance with the articles.

Power of members of the TINTA Group and the MediaOne Group and the SBC Group and the Cox Group and the Vivendi Group to appoint, remove and replace directors

72.1 For so long as members of the TINTA Group hold not less than a Qualifying Interest the members of the TINTA Group shall have the right to appoint two persons, who are willing so to act, as directors and to remove and replace any director so appointed by them. For so long as the members of the TINTA Group hold not less than a Lesser Qualifying Interest the members of the TINTA Group shall have the right to appoint one person, who is willing so to act, as a director and to remove and replace any director so appointed by them.

72.2 For so long as members of the MediaOne Group hold not less than a Qualifying Interest, the members of the MediaOne Group shall have the right to appoint two persons, who are willing so to act, as directors and to remove and replace any director so appointed by them. For so long as the members of the MediaOne Group hold not less than a Lesser Qualifying Interest the members of the MediaOne Group shall have the right to appoint one person, who is willing so to act, as a director and to remove and replace any director so appointed by them.

72.3 For so long as members of the SBC Group together hold not less than a Lesser Qualifying Interest the members of the SBC Group shall have the right to appoint one person, who is willing so to act, as a director and to remove and replace any director so appointed by them.

72.4 For so long as members of the Cox Group together hold not less than a Lesser Qualifying Interest the members of the Cox Group shall have the right to appoint one person, who is willing so to act, as a director and to remove and replace any director so appointed by them.

72.5 For so long as members of the Vivendi Group together hold not less than a Lesser Qualifying Interest the members of the Vivendi Group shall have the right to appoint one person, who is willing to act, as a director and to remove and replace any director so appointed by them.

72.6  Any appointment, removal and/or replacement of a director pursuant to article 72.1 or 72.2 or 72.3 or 72.4 or 72.5 shall be effected by notice to the Company signed by or on behalf of a member of the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group, as the case may be. The notice shall be left at or sent by post or facsimile transmission to the office or such other place designated by the board for the purpose. The appointment or removal and/or replacement shall take effect immediately on deposit of the notice in accordance with the articles or on such later date (if any) specified in the notice.

72.7 On any vote or resolution of the Company to remove any director appointed pursuant to or to amend article 72.1 or 72.2 or 72.3 or 72.4 or 72.5, the members of the TINTA Group or the MediaOne Group or the SBC Group or the Cox Group or the Vivendi Group (as appropriate) entitled to appoint, remove and/or replace him or any director pursuant to article 72.1 or 72.2 or 72.3 or 72.4 or
72.5 as the case may be shall have in aggregate twice the number of votes cast (on a show of hands or by proxy) in favour of such vote or resolution by or on behalf of all the other members.

Power of the board to appoint directors

73. Without prejudice to the power of the Company to appoint a person to be a director pursuant to the articles and to the power of members of the TINTA Group and the MediaOne Group and the SBC Group and the Cox Group and the Vivendi Group to appoint directors pursuant to article 72, the board may appoint a person who is willing to act as a director, either to fill a vacancy or as an addition to the board. A director appointed in this way may hold office only until the dissolution of the next annual general meeting after his appointment unless he
is reappointed during the meeting.   He is not required, and is not taken into
account in determining the number of directors who are, to retire by rotation at the meeting.

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

Appointment of executive directors

74. Subject to the Acts and to article 70, the board may appoint one or more of its body to hold employment or executive office (including that of chief executive officer or managing director) with the Company for such term (subject to the Acts) and on any other conditions the board thinks fit. The board may revoke or terminate an appointment, without prejudice to a claim for damages for breach of contract.

Independence of directors

75. For so long as members of the TINTA Group together hold in aggregate 15 per cent. or more in nominal value of the shares giving the right to attend and vote at general meetings of the Company or for so long as members of the MediaOne Group together hold in aggregate 15 per cent. or more in nominal value of the shares giving the right to attend and vote at general meetings of the Company, such members of the TINTA Group or of the MediaOne Group, as the case may be, shall each exercise their voting rights as members of the Company, and shall each request that the TINTA Designated Directors or, as the case may be, the MediaOne Designated Directors appointed by them exercise their voting rights as members of the board (subject always to such Designated Director's fiduciary and other duties as a director) to ensure that, to the extent that they are able to do so through the exercise of their votes, the majority of the directors are Independent Directors.

Eligibility of new directors

76.1 Subject to article 71 no person other than a director retiring (by rotation or otherwise) may be appointed or reappointed a director at a general meeting unless:

(a)   he is recommended by the board; or

(b) not less than seven nor more than 42 days before the date fixed for the meeting, notice has been given to the Company by a member (other than the person to be proposed) qualified to vote at the meeting of the intention to propose that person for appointment or reappointment. The notice shall
      (a) state the particulars which would, if the proposed director were appointed or reappointed, be required to be included in the Company's register of directors, (b) be accompanied by notice given by the proposed director of his willingness to be appointed or reappointed, and (c) be lodged at the office.

76.2  A director need not be a member.

Voting on resolution for appointment

77. A resolution for the appointment of two or more persons as directors by a single resolution is void unless an ordinary resolution that the resolution for appointment is proposed in this way has first been agreed to by the meeting without a vote being given against it.

Retirement at annual general meeting

78. At each annual general meeting all of the directors shall retire from office.

Position of retiring director

79. A director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed or deemed reappointed, he may retain office until the meeting (or, in the case of a TINTA Designated Director, a member of the TINTA Group or, in the case of a MediaOne Designated Director, a member of the MediaOne Group or, in the case of an Cox Designated Director, a member of the Cox Group or in the case of an SBC Designated Director, a member of the SBC Group or, in the case of a Vivendi Designated Director, a member of the Vivendi Group) appoints someone in his place or, if it does not do so, until the end of the meeting.

Deemed reappointment

80. At an annual general meeting at which a director retires (other than in the case of a TINTA Designated Director, a MediaOne Designated Director, a Cox Designated Director, an SBC Designated Director or a Vivendi Designated Director) the Company or (in the case of a TINTA Designated Director) a member of the TINTA Group or (in the case of a MediaOne Designated Director) a member of the MediaOne Group or (in the case of an SBC Designated Director) a member of the SBC Group or (in the case of a Cox Designated Director) a member of the Cox Group or (in the case of a Vivendi Designated Director) a member of the Vivendi Group may fill the vacancy and, if it does not do so, the retiring director is, if willing, deemed reappointed unless (other than in the case of a TINTA Designated Director, a MediaOne Designated Director, an SBC Designated Director, a Cox Designated Director or a Vivendi Designated Director) it is expressly resolved not to fill the vacancy or (in the case of a TINTA Designated Director) a member of the TINTA Group notifies the Company of the removal of such director as a TINTA Designated Director pursuant to article 72.1 or (in the case of a MediaOne Designated Director) a member of the MediaOne Group notifies the Company of the removal of such director as a MediaOne Designated Director pursuant to article 72.2 or (in the case of a Cox Designated Director) a member of the Cox Group notifies the Company of the removal of such director as a Cox Designated Director pursuant to article 72.4 or (in the case of an SBC Designated Director) a member of the SBC Group notifies the Company of the removal of such director as an SBC Designated Director pursuant to article 72.3 or (in the case of a Vivendi Designated Director) a member of the Vivendi Group notifies the Company of the removal of such director as a Vivendi Designated Director pursuant to article 72.5 or (other than in the case of a TINTA Designated Director or a MediaOne Designated Director or a Cox Designated Director or an SBC

Designated Director or a Vivendi Designated Director) a resolution for the reappointment of the director is put to the meeting and lost.

No retirement on account of age

81. No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. Special notice is not required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company. Where a general meeting is convened at which, to the knowledge of the board, a director is to be proposed for appointment or reappointment who is at the date of the meeting 70 or more, the board shall give notice of his age in the notice convening the meeting or in a document accompanying the notice, but the accidental omission to do so does not invalidate proceedings or an appointment or reappointment of that director at that meeting.

Removal by ordinary resolution

82. Subject to article 72, in addition to any power of removal conferred by the Acts, the Company may by ordinary resolution remove a director before the expiration of his period of office (without prejudice to a claim for damages for breach of contract) and may (subject to the articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. A person appointed in this way is treated, for the purposes of determining the time at which he or another director is to retire, as if he had become a director on the date on which the person in whose place he is appointed was last appointed or reappointed a director.

Vacation of office by director

83.1 Without prejudice to the provisions for retirement contained in the articles, the office of a director is vacated if:

(a) he resigns by notice delivered to the secretary at the office or tendered at a board meeting;

(b) he ceases to be a director by virtue of a provision of the Acts, is removed from office pursuant to the articles or becomes prohibited by law from being a director;

(c) he becomes bankrupt, has an interim receiving order made against him, makes an arrangement or compounds with his creditors generally or applies to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act;

(d) an order is made by a court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian, receiver, curator bonis or other person to exercise powers with respect to his affairs or he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, under the Mental Health (Scotland) Act 1984 and the board resolves that his office be vacated;

(e) both he and his alternate director appointed pursuant to the provisions of the articles (if any) are absent, without the permission of the board, from board meetings for six consecutive months and the board resolves that his office be vacated;

(f) (other than in the case of a TINTA Designated Director or a MediaOne Designated Director or an SBC Designated Director or a Cox Designated Director or a Vivendi Designated Director) he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors (without prejudice to a claim for damages for breach of contract); or

(g) (in the case of a TINTA Designated Director or a MediaOne Designated Director or an SBC Designated Director or a Cox Designated Director or a Vivendi Designated Director) he is removed as a director pursuant to article 72.1 or 72.2 or 72.3 or 72.4 or 72.5 as the case may be.

83.2 A resolution of the board declaring a director to have vacated office under the terms of article 83.1 is conclusive as to the fact and grounds of vacation stated in the resolution.

                              Alternate Directors

Appointment

84.1 A director (other than an alternate director) may by notice delivered to the secretary at the office, or in any other manner approved by the board, appoint as his alternate director:

(a)   another director, or

(b) another person approved by the board (or, in the case of a TINTA Designated Director, nominated by a member of the TINTA Group or, in the case of the MediaOne Designated Director, nominated by a member of the MediaOne Group or in the case of the SBC Designated Director nominated by any member of the SBC Group or in the case of the Cox Designated Director nominated by any member of the Cox Group or in the case of a Vivendi Designated Director, nominated by any member of the Vivendi Group) and willing to act.

84.2 No appointment of an alternate director who is not already a director is effective until his consent to act as a director in the form prescribed by the Acts has been received at the office.

84.3 An alternate director need not be a member and is not counted in reckoning the number of directors for the purpose of article 70.

Revocation of appointment

85. A director may by notice delivered to the secretary at the office revoke the appointment of his alternate director and, subject to the provisions of article 84, appoint another person in his place. If a director ceases to hold the office of director or if he dies, the appointment of his alternate director automatically ceases. If a director retires but is reappointed at the meeting at which his retirement takes effect, a valid appointment of an alternate director which was in force immediately before his retirement continues to operate after his reappointment as if he has not retired. The appointment of an alternate director ceases on the happening of an event which, if he were a director otherwise appointed, would cause him to vacate office.

Participation in board meetings

86. An alternate director is, if he gives the Company an address in the United Kingdom or the United States of America at which notices may be served on him, entitled to receive notice of all meetings of the board and all committees of the board of which his appointor is a member and, in the absence from those meetings of his appointor, to attend and vote at the meetings and to exercise all the powers, rights, duties and authorities of his appointor. A director acting as alternate director has a separate vote at meetings of the board and committees of the board for each director for whom he acts as alternate director but he counts as only one for the purpose of determining whether a quorum is present.

Responsibility

87. A person acting as an alternate director is an officer of the Company, is alone responsible to the Company for his acts and defaults, and is not deemed to be the agent of his appointor.

                      Remuneration, Expenses and Pensions

Directors' fees

88. Unless otherwise decided by the Company by ordinary resolution, the Company shall pay to the directors (but not alternate directors) for their services as directors such amount of aggregate fees as the board decides (not exceeding (Pounds)500,000 per annum or such larger amount as the Company may by ordinary resolution decide). The aggregate fees shall be divided among the directors in such proportions as the board decides or, if no decision is made, equally. A fee payable to a director pursuant to this article is distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of the articles and accrues from day to day.

Additional remuneration

89. A director who, at the request of the board, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the board may decide.

Expenses

90. A director is entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director, including expenses incurred in attending meetings of the board or of committees of the board or general meetings or separate meetings of the holders of a class of shares or debentures.

Remuneration and expenses of alternate directors

91. An alternate director is not entitled to a fee from the Company for his services as an alternate director. The fee payable to an alternate director is payable out of the fee payable to his appointor and consists of such portion (if any) of the fee as he agrees with his appointor. The Company shall, however, repay to an alternate director expenses incurred by him in the performance of his duties if the Company would have been required to repay the expenses to him under article 90 had he been a director.

Directors' pensions and other benefits

92.1 The board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a director of (i) the Company, or (ii) a company which is or was a subsidiary undertaking of the Company, or (iii) a company which is or was allied to or associated with the Company or a subsidiary undertaking of the Company, or (iv) a predecessor in business of the Company or of a subsidiary undertaking of the Company (and for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may arrange for this to be done by the Company alone or in conjunction with another person.

92.2 A director or former director is entitled to receive and retain for his own benefit a pension or other benefit provided under article 92.1 and is not obliged to account for it to the Company.

Remuneration of executive director

93. The salary or remuneration of a director appointed to hold employment or executive office in accordance with the articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the board, and may be in addition to or instead of a fee payable to him for his services as director pursuant to the articles.

                        Powers and Duties of the Board

Powers of the board

94. Subject to the Acts, the memorandum of association of the Company and the articles and to directions given by special resolution of the Company, the business of the Company is managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association or of the articles and no direction given by the Company shall invalidate a prior act of the board which would have been valid if the alteration had not been made or the direction had
not been given.   The provisions of the articles giving specific powers to the board do not limit the general powers given by this article.

Powers of directors being less than minimum required number

95. Subject to article 72, if the number of directors is less than the minimum prescribed by the articles or decided by the Company by ordinary resolution, the remaining director or directors may act only for the purposes of appointing an additional director or directors to make up that minimum or convening a general meeting of the Company for the purpose of making such appointment. If no director or directors is or are able or willing to act, two members may convene a general meeting for the purpose of appointing directors. An additional director appointed in this way holds office (subject to the articles) only until the dissolution of the next annual general meeting after his appointment unless he is reappointed during the meeting.

Powers of executive directors

96. The board may delegate to a director holding executive office (including a chief executive officer or managing director) any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the director. The board may at any time revoke the delegation or alter its terms and conditions.

Delegation to committees

97. The board may delegate any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit to a committee consisting of one or more directors (save that in relation to any committee, at least one member must be a TINTA Designated Director, provided there is at the relevant time such a director holding office as such, and one member must be a MediaOne Designated Director, provided there is at the relevant time such a director holding office as such), and (if thought fit) one or more other persons, but only if a majority of the members of the committee are directors or alternate directors. Any such committee shall be chaired by an Independent Director and shall comprise a majority of members independent of TINTA and MediaOne. For so long as the Cox Group and the SBC Group have the right to appoint a director in accordance with article 72, the Cox Group and the SBC Group shall jointly have the right to appoint a director as a member of the Audit Committee. No resolution of a committee is effective unless a majority of those present when it is passed are directors or alternate directors. In particular, the board may grant the power to sub-delegate, and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the committee. The board may at any time revoke the delegation or alter its terms and conditions or discharge the committee in whole or in part. Where a provision of the articles refers to the exercise of a power, authority or discretion by the board and that power, authority or discretion has been delegated by the board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee. For as long as there is an SBC Designated Director and/or a Cox Designated Director and/or a Vivendi Designated Director, the SBC Designated Director and/or the Cox Designated Director and/or the Vivendi Designated Director (as the case may be) shall be entitled to be appointed as an observer to any committee constituted pursuant to this article 97 to receive notice of and attend and observe at its meetings but not to be a member of such committee or to vote at such meetings.

Local management

98. The board may establish local or divisional boards or agencies for managing the affairs of the Company in a specified locality, either in the United Kingdom or elsewhere, and may appoint persons to be members of a local or divisional board or agency, and may fix their remuneration. The board may delegate to a local or divisional board or agency any of its powers, authorities and discretions for such time and on such terms and conditions as it thinks fit. In particular, the board may grant the power to sub-delegate, may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the local or divisional board or agency and may authorise the members of a local or divisional board or agency (or any of them) to fill a vacancy or to act despite a vacancy. The board may at any time revoke or alter the terms and conditions of the appointment or delegation. Subject to terms and conditions imposed by the board, the proceedings of a local or divisional board or agency with two or more members are governed by those articles that regulate the proceedings of the board, so far as applicable.

Power of attorney

99. The board may by power of attorney or otherwise appoint a person to be the agent of the Company and may delegate to that person any of its powers, authorities and discretions for such purposes, for such time and on such terms and conditions (including as to remuneration) as it thinks fit. In particular, the board may grant the power to sub-delegate and may retain or exclude the right of the board to exercise the delegated powers, authorities or discretions collaterally with the agent. The board may at any time revoke or alter the terms and conditions of the appointment or delegation.

Associate directors

100. The board may appoint a person (not being a director) to an office or employment having a designation or title including the word director or attach to an existing office or employment that designation or title and may terminate the appointment or use of that designation or title. The inclusion of the word director in the designation or title of an office or employment does not imply that the person is, or is deemed to be, or is empowered to act as, a director for any of the purposes of the Acts or the articles.

Exercise of voting powers

101. Subject to article 104, the board may exercise or cause to be exercised the voting powers conferred by shares in the capital of another company held or owned by the Company, or a power of appointment to be exercised by the Company, in any manner it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of a director as an officer or employee of that company or in favour of the payment of remuneration to the officers or employees of that company).

Provision for employees

102. The board may exercise the powers conferred on the Company by the Acts to make provision for the benefit of a person employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family, including a spouse or former spouse, or any person who is or was dependent on him) in connection with the cessation or the transfer to a person of the whole or part of the undertaking of the Company or the subsidiary undertaking.

Registers

103. Subject to the Acts, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas, local or other register and may make and vary regulations as it thinks fit concerning the keeping of a register.

Borrowing powers

104.1 Subject to the following provisions of this article 104, the board may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of the Company and, subject to the Acts, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of the Company or of a third party.

104.2 The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings so as to procure (as regards subsidiary undertakings, to the extent that it can procure by such exercise) that the aggregate principal amount outstanding in respect of moneys borrowed by the group does not at any time, without the previous sanction of an ordinary resolution of the Company, exceed a sum equal to the greater of:

(a)    (Pounds)4,000,000,000; and

(b)    five times the adjusted capital and reserves.

104.3  In this article 104:

(a)    adjusted capital and reserves means a sum equal to the aggregate of:

          (i) the amount paid up on the allotted or issued share capital of the Company; and

         (ii) the amount standing to the credit or debit of the consolidated reserves;

       all as shown in the relevant balance sheet but after:

         (aa) making appropriate adjustments in respect of:

              (1) a variation in the amounts referred to in article 103.3(a) and
                  (b) since the date of the relevant balance sheet; for this purpose (aa) if a proposed allotment of shares by the Company for cash has been underwritten, those shares are deemed to have been allotted and the amount (including a premium) of the subscription moneys payable in respect of those shares (not being moneys payable later than six months after the date of allotment) are deemed to have been paid up to the extent so underwritten on the date on which the issue of those shares was underwritten (or, if the underwriting was conditional, the date on which it became unconditional), and (bb) where the Company is under an obligation (whether immediately or at a future date) to issue shares on conversion (however effected) of other securities of a group undertaking and the obligation to effect conversion is not conditional on any act, omission or event (other than lapse of time), the share capital of the Company and the consolidated reserves shall be calculated as if the securities had been converted;

              (2) an undertaking which has become a group undertaking since the date of the relevant balance sheet;

              (3) an undertaking which has ceased to be a group undertaking since the date of the relevant balance sheet;

         (bb) excluding (so far as not already excluded) amounts attributable to minority interests;

         (cc) deducting (so far as not already deducted):

              (A) sums equivalent to the book values of goodwill and other intangible assets shown in the relevant balance sheet (as adjusted pursuant to the preceding provisions of this article
                  103) but adding back the amount of goodwill that would have remained on the relevant balance sheet (as adjusted) if all goodwill arising on acquisitions of group undertakings after 22 November 1994 and which has been written off against reserves in accordance with generally accepted accounting practice in the United Kingdom had been carried on the balance sheet as an asset and amortised on a straight-line basis over 20 years (or such longer period, as decided by the Company, as may be in accordance with generally accepted accounting practice in the United Kingdom), this amount to be certified by the auditors; and

              (B) the amount of a distribution declared, recommended, paid or made by a group undertaking to a person other than a group undertaking out of profits accrued up to and including the date of, but not provided for in, the relevant balance sheet; and

              (C) making such other adjustments (if any) as the auditors consider appropriate or necessary to reflect changes in circumstances since the date of the relevant balance sheet;

(b) external interest means, in relation to a group undertaking that is not wholly owned, that part of the issued and paid-up equity share capital of the group undertaking that is not beneficially owned, directly or indirectly, by another group undertaking;

(c) external interest percentage means, in relation to a group undertaking that is not wholly owned, the percentage that the external interest forms of the whole of the issued and paid-up equity share capital of the group undertaking;

(d) group means (aa) the Company, and (bb) all undertakings which are included in the group accounts in which the relevant balance sheet is comprised and which would be so included if group accounts were prepared at the relevant time (and as if that time were the end of the Company's financial year), and (cc) all undertakings which are not included in the group accounts in which the relevant balance sheet is comprised but which would be so included if group accounts were prepared at the relevant time (and as if that time were the end of the Company's financial year);

(e)  group undertaking means the Company or another undertaking in the group;

(f)  moneys borrowed include the following:

         (i) the nominal amount of and the amount of any premium paid in respect of any allotted or issued share capital (not being equity share capital) of a group undertaking not beneficially owned, directly or indirectly, by another group undertaking;

         (ii) the principal amount of any loan capital (whether secured or unsecured) of a group undertaking not beneficially owned, directly or indirectly, by another group undertaking;

         (iii) the principal amount of any borrowings by a person other than a group undertaking, the repayment of which is the subject of a guarantee or indemnity by a group undertaking or is secured on the assets of a group undertaking;

         (iv) the outstanding amount raised by acceptances under an acceptance credit opened on behalf of and in favour of a group undertaking by a bank or accepting house (except for acceptances of, or acceptance credits in relation to, trade bills for purchases of goods or services in the ordinary course of business and outstanding for six months or less);

         (v) a fixed or minimum premium payable on repayment or redemption of borrowings that constitute moneys borrowed for the purposes of this article 104; and

         (vi) amounts raised under a transaction (including, without limitation, forward sale or purchase agreements and outstanding obligations under finance leases and hire purchase contracts classified as finance leases, but excluding operating leases (within the meanings given to those terms by Statement of Standard Accounting Practice 21)) having the commercial effect of borrowings entered into to enable the finance of operations or capital requirements;

         but exclude:

         (vii) borrowings by one group undertaking from another, including the principal amount of any loan capital (whether secured or unsecured) and the nominal amount of any allotted or issued share capital (not being equity share capital) of a group undertaking beneficially owned, directly or indirectly, by another group undertaking, except that, where the group undertaking from which such borrowings are made is not wholly owned, a percentage of the borrowings equal to the external interest percentage are not excluded;

         (viii) borrowings made for the purpose of, and applied within six months of being made in, repaying the whole or part of borrowings that constitute moneys borrowed for the purposes of this article 104;

         (ix) borrowings for the purpose of financing a contract to the extent that part of the price receivable under the contract is guaranteed or insured by the Export Credit Guarantee Department of the Department of Trade and Industry or by another institution fulfilling a similar function;

         (x) where a group undertaking is not wholly owned, a percentage of its borrowings that constitute moneys borrowed for the purposes of this article 104 equal to the external interest percentage;

         (xi) an amount equal to the borrowings of an undertaking outstanding immediately before and repaid within 90 days after it becomes a group undertaking;

         (xii) the amount of moneys borrowed which are for the time being deposited with a governmental authority in any part of the world in connection with import deposits or a similar governmental scheme to the extent that the group undertaking making the deposit retains its interest in the deposit;

         (xiii) a sum advanced or paid to a group undertaking (or its agents or nominees) by a customer of a group undertaking as an unexpended customer receipt or progress payment pursuant to a contract between the customer and a group undertaking; and

         (xiv) amounts treated as amounts due to trade creditors in the consolidated group accounts of the Company in which the relevant balance sheet is comprised;

         and deducting:

         (xv)   an amount equal to the aggregate outstanding of:

                (1) all cash deposits or credit balances on a current account of a group undertaking with a bank (not itself being a group undertaking) except for those held by banks as collateral for borrowings;

                (2) the realisable value of certificates of deposit and
                    securities of governments and companies; and

                (3) other readily realisable deposits or credit balances
                    (whether made with a bank or otherwise);

                in each case beneficially owned, directly or indirectly, by a group undertaking, but excluding (aa) in the case of any such items beneficially owned, directly or indirectly, by a group undertaking that is not wholly owned, a percentage of those items equal to the external interest percentage and (bb) any sum advanced or paid to a group undertaking (or its agents or nominees) by a customer of a group undertaking as an unexpended customer receipt or progress payment pursuant to a contract between the customer and a group undertaking;

(g) relevant balance sheet means the consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in the latest group accounts prepared and approved by the board and on which the auditors have made their report pursuant to the Acts; and

(h) wholly owned means, in relation to a group undertaking, that it has no member that is not itself a group undertaking or a person acting on behalf of a group undertaking.

104.4 When the amount of moneys borrowed to be taken into account for the purposes of this article 104 on a particular day is being ascertained, moneys denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

(a) at the rate of exchange specified in a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in rates of exchange in respect of repayment of those moneys (a hedging agreement); or

(b) if repayment of those moneys has not been covered by a hedging agreement, at the more favourable to the Company of:

         (i) the rate of exchange used for the conversion of that currency in the relevant balance sheet, or

         (ii) if no rate was used, the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the date of the relevant balance sheet, or

         (iii) the middle-market rate of exchange quoted by Barclays Bank PLC at the close of business in London on the business day immediately preceding the day on which the calculation falls to be made.

104.5 A report or certificate of the auditors as to the amount of the adjusted total of capital and reserves or the aggregate amount of moneys borrowed for the purposes of this article 104 is conclusive and binding on all concerned. Nevertheless the board may at any time act in reliance on a bona fide estimate of the amount of the adjusted total of capital and reserves or the aggregate amount of moneys borrowed and if in consequence the limit on moneys borrowed set out in this article 104 is inadvertently exceeded, the amount of moneys borrowed equal to the excess may be disregarded for 90 days after the date on which by reason of a determination of the auditors or otherwise the board becomes aware that this situation has or may have arisen.

104.6 No debt incurred or security given in respect of moneys borrowed in excess of the limit imposed by this article 104 is invalid or ineffectual except where express notice that the limit has been or will be exceeded has been given to the lender or recipient of the security at the time when the debt is incurred or security given. No lender or other person dealing with the Company is concerned to see or enquire whether the limit is observed.

Register of charges

105. The Company shall keep a register of charges in accordance with the Acts and the fee to be paid by a person other than a creditor or member for each inspection of the register of charges is the maximum sum prescribed by the Acts or, failing which, decided by the board.

Directors' interests

106.1 Subject to the Acts and article 106.2, a director, notwithstanding his office:

(a) may enter into or otherwise be interested in a contract, arrangement, transaction or proposal with the Company or in which the Company is otherwise interested either in connection with his tenure of an office or place of profit or as seller, buyer or otherwise;

(b) may hold another office or place of profit with the Company (except that of auditor or auditor of a subsidiary of the Company) in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company, and in that case on such terms as to remuneration and otherwise as the board may decide either in addition to or instead of remuneration provided for by another article;

(c) may be a director or other officer of, or employed by, or a party to a contract, transaction, arrangement or proposal with or otherwise interested in, a company promoted by the Company or in which the Company is otherwise interested or as regards which the Company has a power of appointment; and

(d) is not liable to account to the Company for a profit, remuneration or other benefit realised by such office, employment, contract, arrangement, transaction or proposal and no such contract, arrangement, transaction or proposal is avoided on the grounds of any such interest or benefit.

106.2 A director who, to his knowledge, is in any way (directly or indirectly) interested in a contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract, arrangement, transaction or proposal is first considered, if he knows his interest then exists or, in any other case, at the first meeting of the board after he knows that he is or has become interested. For the purposes of this article 106:

(a) a general notice given to the board by a director that he is to be regarded as having an interest (of the nature and extent specified in the notice) in a contract, transaction, arrangement or proposal in which a specified person or class of persons is interested is a sufficient disclosure under this article 105 in relation to that contract, transaction, arrangement or proposal; and

(b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge is not treated as his interest.

106.3 Except as provided in this article 106, a director may not vote on a resolution of the board or of a committee of the board concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which he is or is to be, to his knowledge, materially interested directly or indirectly (otherwise than by virtue of his interest in shares or debentures or other securities of or otherwise in or through the Company), but this prohibition does not apply to a resolution concerning any of the following matters:

(a) the giving to him of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings;

(b) the giving to a third party of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d) a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary undertaking of the Company) in which he is interested (directly or indirectly) (a relevant company) and whether as an officer, shareholder, creditor or otherwise, if he is not the holder of or beneficially interested in one per cent. or more of the capital of the relevant company. For the purposes of this paragraph (d):

         (i) a director is deemed to have an interest in one per cent. or more of the capital of a relevant company if (directly or indirectly) he is the holder of or beneficially interested in one per cent. or more of a class of equity share capital of the relevant company or of the voting rights available to members of the relevant company or if he can cause one per cent. or more of those voting rights to be cast at his direction;

         (ii) shares held by a director as bare or custodian trustee and in which he has no beneficial interest, shares comprised in a trust in which the director's interest is in reversion or is in remainder (if and so long as another person is entitled to receive the income from the trust) and shares comprised in an authorised unit trust scheme in which the director is interested only as a unit holder are disregarded;

         (iii)  where a director is deemed for the purposes of this paragraph
                (d) to be interested in one per cent. or more in the capital of a relevant company and that relevant company is materially interested in a contract, the director is also deemed to be materially interested in that contract;

(e) a contract, arrangement, transaction or proposal concerning the adoption, modification or operation of a pension, superannuation or similar scheme or retirement, death or disability benefits scheme or personal pension plan or employees' share scheme under which he may benefit and which either (a) has been approved by or is subject to and conditional on approval by the Inland Revenue for taxation purposes, or (b) relates to both employees and directors of the Company (or any of its subsidiary undertakings) and does not accord to a director as such a privilege or advantage not accorded to the employees to whom the scheme or fund relates;

(f) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or any of its subsidiary undertakings under which the director benefits in a similar manner to employees and which does not accord to a director as such a privilege or advantage not accorded to the employees to whom it relates; and

(g) a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy under which he may benefit.

106.4 A director may not vote or be counted in the quorum on a resolution of the board or committee of the board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of an office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or a company in which the Company is interested, such proposals shall be divided and a separate resolution considered in relation to each director. In such case each of the directors concerned (if not otherwise debarred from voting under this article 106) is entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

106.5 If a question arises at a meeting as to the materiality of a director's interest (other than the interest of the chairman of the meeting) or as to the entitlement of a director (other than the chairman) to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be referred to the chairman and his ruling in relation to the director concerned is conclusive and binding on all concerned.

106.6 If a question arises at a meeting as to the materiality of the interest of the chairman of the meeting or as to the entitlement of the chairman to vote or be counted in a quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, the question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman) whose majority vote is conclusive and binding on all concerned.

106.7 For the purposes of this article 106, the interest of a person who is for the purposes of the Acts connected with (within the meaning of section 346 of the Act) a director is treated as the interest of the director and, in relation to an alternate director, the interest of his appointor shall be treated as the interest of the alternate director in addition to an interest which the alternate director otherwise has. This article 106 applies to an alternate director as if he were a director otherwise appointed.

106.8 For the avoidance of doubt, any TINTA Designated Director or MediaOne Designated Director or SBC Designated Director or Cox Designated Director or Vivendi Designated Director shall be deemed, for all purposes (and not only for the purposes of the articles), not to have an interest in any contract, arrangement, transaction or proposal in which TINTA or MediaOne or SBC or Cox or Vivendi respectively and the members of their respective groups or associates have an interest.

                    Proceedings of Directors and Committees

Board meetings

107. Subject to the articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

Notice of board meetings

108. A director may, and the secretary at the request of a director shall, summon a board meeting at any time. Notice of a board meeting is deemed to be duly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last-known address or another address given by him to the Company for that purpose at least 24 hours in advance of a meeting. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively. A director absent or intending to be absent from the United Kingdom or the United States of America may request that notices of board meetings during his absence be sent in writing to him at an address given by him to the Company for that purpose. If no request is made it is not necessary to give notice of a board meeting to a director who is absent from the United Kingdom or the United States of America.

Quorum

109. The quorum necessary for the transaction of business is a majority of the directors present in person or by alternate director. A duly convened meeting of the board at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the board.

Chairman of board

110. The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairmen and decide the period for which he is or they are to hold office (and may at any time remove him or them from office). If no chairman or deputy chairman is elected, or if at a meeting neither the chairman nor a deputy chairman is present within five minutes of the time fixed for the start of the meeting, the directors and alternate directors (in the absence of their appointors) present shall choose one of their number to be chairman. If two or more deputy chairmen are present, the senior of them shall act as chairman, seniority being determined by length of office since their last appointment or reappointment. As between two or more who have held office for an equal length of time, the deputy chairman to act as chairman shall be decided by those directors and alternate directors (in the absence of their appointors) present. A chairman or deputy chairman may hold executive office or employment with the Company.

Voting

111. Questions arising at a meeting of the board are determined by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote.

Participation by telephone

112. A director or his alternate director may participate in a meeting of the board or a committee of the board through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Acts, all business transacted in this way by the board or a committee of the board is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the board or a committee of the board although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

Resolution in writing

113. A resolution in writing executed by all directors for the time being entitled to receive notice of a board meeting and not being less than a quorum or by all members of a committee of the board is as valid and effective for all purposes as a resolution passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form each executed by one or more of the directors or members of the relevant committee. The resolution in writing need not be signed by an alternate director if it is signed by his appointor and a resolution signed by an alternate director need not be signed by his appointor.

Proceedings of committees

114.1 Proceedings of committees of the board shall be conducted in accordance with regulations prescribed by the board (if any). Subject to those regulations and articles 114.2 and 114.3, proceedings shall be conducted in accordance with applicable provisions of the articles regulating the proceedings of the board.

114.2 Where the board resolves to delegate any of its powers, authorities and discretions to a committee and that resolution states that the committee shall consist of any one or more unnamed directors, it is not necessary to give notice of a meeting of that committee to directors other than the director or directors who form the committee.

114.3 The quorum necessary for the transaction of business of any committee shall be a majority of the members of such committee who are directors present in person or by an alternate director.


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Minutes of proceedings

115.1 The board shall cause minutes to be made in books kept for the purpose of:

(a) all appointments of officers and committees made by the board and of any remuneration fixed by the board; and

(b) the names of directors present at every meeting of the board, committees of the board, the Company or the holders of a class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

115.2 If purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting, minutes are receivable as prima facie evidence of the matters stated in them.

Validity of proceedings of board or committee

116. All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, alternate director or member of a committee are, notwithstanding that it is afterwards discovered that there was a defect in the appointment of a person or persons acting, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office, as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a director, alternate director or member of a committee and entitled to vote.

                   Secretary and Authentication of Documents

Secretary

117.1 Subject to the Acts, the board shall appoint a secretary or joint secretaries and may appoint one or more persons to be an assistant or deputy secretary on such terms and conditions (including remuneration) as it thinks fit. The board may remove a person appointed pursuant to this article from office and appoint another or others in his place.

117.2 Any provision of the Acts or of the articles requiring or authorising a thing to be done by or to a director and the secretary is not satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

Authentication of documents

118. A director or the secretary or another person appointed by the board for the purpose may authenticate documents affecting the constitution of the Company (including the memorandum of association and the articles) and resolutions passed by the Company or holders of a class of shares or the board or a committee of the board and books, records, documents and accounts relating to


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the business of the Company, and to certify copies or extracts as true copies or extracts.

                                     Seals

Safe custody

119.  The board shall provide for the safe custody of every seal.

Application of seals

120. A seal may be used only by the authority of a resolution of the board or of a committee of the board. The board may decide who will sign an instrument to which a seal is affixed (or, in the case of a share certificate, on which the seal may be printed) either generally or in relation to a particular instrument or type of instrument. The board may also decide, either generally or in a particular case, that a signature may be dispensed with or affixed by mechanical means. Unless otherwise decided by the board:

(a) share certificates and certificates issued in respect of debentures or other securities (subject to the provisions of the relevant instrument) need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and

(b) every other instrument to which a seal is affixed shall be signed by one director and by the secretary or a second director.

Official seal for use abroad

121. The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad, and those powers shall be vested in the board.

                          Dividends and other payments

Declaration of dividends

122. Subject to the Acts and the articles, the Company may by ordinary resolution declare a dividend to be paid to the members according to their respective rights and interests, but no dividend may exceed the amount recommended by the board.

Interim dividends

123. Subject to the Acts, the board may declare and pay such interim dividends (including a dividend payable at a fixed rate) as appear to it to be justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment a preferential dividend is in


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

arrear. If the board acts in good faith, it does not incur any liability to the holders of shares conferring preferred rights for a loss they may suffer by the lawful payment of an interim dividend on shares ranking after those with preferred rights.

Entitlement to dividends

124. Except as otherwise provided by the rights attached to shares, a dividend shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is declared and paid, but no amount paid up on a share in advance of a call may be treated for the purpose of this article as paid up on the share. Dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Method of payment

125.1 The Company may pay a dividend, interest or another amount payable in respect of a share in cash or by cheque, dividend warrant or money order, or by a bank or other funds transfer system, or by such other method as the holder or joint holders of the share in respect of which the payment is made (or the person or persons entitled by transmission to the share) may in writing direct. Any joint holder or other person jointly entitled to a share may give an effective receipt for a dividend, interest or other amount paid in respect of the share.

125.2 The Company may send a cheque, warrant or order by post (i) in the case of a sole holder, to his registered address, or (ii) in the case of joint holders, to the registered address of the person whose name stands first in the register, or (iii) in the case of a person or persons entitled by transmission to a share, as if it were a notice given in accordance with article 140, or (iv) in any case, to a person and address that the person or persons entitled to the payment may in writing direct.

125.3 Every cheque, warrant or order is sent at the risk of the person entitled to the payment and shall be made payable to the order of the person or persons entitled. The payment of the cheque, warrant or order is a good discharge to the Company. If payment is made by a bank or other funds transfer, or by another method at the direction of the holder or holders or other person or persons entitled, the Company is not responsible for amounts lost or delayed in the course of the transfer or in carrying out these directions.

125.4 Without prejudice to article 68, the board may withhold payment of a dividend (or part of a dividend) payable to a person entitled by transmission to a share until he has provided any evidence of his right that the board may reasonably require.

125.5 Where an Approved Depositary (approved by the board for the purposes of this article 125.5) has requested to receive dividends in a currency other than pounds sterling, the board may in its absolute discretion approve the entering into of arrangements with such Approved Depositary to enable payment of any


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dividend to be made to such Approved Depositary in such other currency for value on the date on which the relevant dividend is paid, or such later date as the board may determine.

Dividends not to bear interest

126. No dividend or other amount payable by the Company in respect of a share bears interest as against the Company unless otherwise provided by the rights attached to the share.

Calls or debts may be deducted from dividends etc.

127. The board may deduct from a dividend or other amounts payable to a person in respect of a share amounts due from him to the Company on account of a call or otherwise in relation to a share.

Unclaimed dividends etc.

128. All unclaimed dividends, interest or other amounts payable by the Company in respect of a share may be invested or otherwise made use of by the board for the benefit of the Company until claimed. Dividends unclaimed for a period of 12 years from the date they became due for payment are forfeited and cease to remain owing by the Company. The payment of an unclaimed dividend, interest or other amount payable by the Company in respect of a share into a separate account does not constitute the Company a trustee in respect of it.

Uncashed dividends

129. If, in respect of a dividend or other amount payable in respect of a share, on any one occasion:

(a)  a cheque, warrant or order is returned undelivered or left uncashed, or

(b)  a transfer made by a bank or other funds transfer system is not accepted,

and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque, warrant or order is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

Payment of dividends in specie

130. Without prejudice to article 124, the board may, with the prior authority of an ordinary resolution of the Company, direct that payment of a dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid-up shares or debentures of another company. Where a difficulty arises in connection with the distribution, the board may settle it as it thinks fit and in particular may issue fractional certificates (or ignore fractions), may fix the value for distribution of the specific assets (or any part of them), may decide that a cash payment be made to a member on the basis of the value so fixed, in order to secure equality of distribution, and may vest assets in trustees on trust for the persons entitled to the dividend as may seem expedient to the board.

Payment of scrip dividends

131.1 Subject to the Acts, but without prejudice to article 124, the board may, with the prior authority of an ordinary resolution of the Company, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares, in either case credited as fully paid, (new shares) instead of cash in respect of all or part of a dividend or dividends specified by the resolution, subject to any exclusions, restrictions or other arrangements the board may in its absolute discretion deem necessary or expedient to deal with legal or practical problems under the laws of, or the requirements of a recognised regulatory body or a stock exchange in, any territory.

131.2 Where a resolution under article 131.1 is to be proposed at a general meeting and the resolution relates in whole or in part to a dividend to be declared at that meeting, then the resolution declaring the dividend is deemed to take effect at the end of that meeting.

131.3 A resolution under article 131.1 may relate to a particular dividend or to all or any dividends declared or paid within a specified period, but that period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which the resolution is passed.

131.4 The board shall determine the basis of allotment of new shares so that, as nearly as may be considered convenient without involving rounding up of fractions, the value of the new shares (including a fractional entitlement) to be allotted (calculated by reference to the average quotation, or the nominal value of the new shares, if greater) equals (disregarding an associated tax credit) the amount of the dividend which would otherwise have been received by the holder (the relevant dividend). For this purpose the average quotation of each of the new shares is the average of the middle-market quotations for a fully-paid share of the Company of that class derived from the Daily Official List of the London Stock Exchange on the business day on which the relevant class of shares is first quoted ex the relevant dividend (or such other date as the board may deem appropriate to take account of any subsequent issue of shares by the Company) and the four subsequent business days or shall be as determined by or in accordance with the ordinary resolution.

131.5 The board may make any provision it considers appropriate in relation to an allotment made pursuant to this article, including but not limited to:

(a)  the giving of notice to holders of the right of election offered to them;


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

(b) the provision of forms of election (whether in respect of a particular dividend or dividends generally);

(c)  determination of the procedure for making and revoking elections;

(d) the place at which, and the latest time by which, forms of election and other relevant documents must be lodged in order to be effective; and

(e) the disregarding or rounding up or down or carrying forward of fractional entitlements, in whole or in part, or the accrual of the benefit of fractional entitlements to the Company (rather than to the holders concerned).


131.6 The dividend (or that part of the dividend in respect of which a right of election has been offered) is not declared or payable on shares in respect of which an election has been duly made (the elected shares); instead new shares are allotted to the holders of the elected shares on the basis of allotment calculated as in article 131.4. For that purpose, the board may resolve to capitalise out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares. A resolution of the board capitalising part of the reserves has the same effect as if the capitalisation had been declared by ordinary resolution of the Company pursuant to article 132. In relation to the capitalisation the board may exercise all the powers conferred on it by article 132 without an ordinary resolution of the Company.

131.7 The new shares rank pari passu in all respects with each other and with the fully-paid shares of the same class in issue on the record date for the dividend in respect of which the right of election has been offered, but they will not rank for a dividend or other distribution or entitlement which has been declared or paid by reference to that record date.

Capitalisation of profits

132. Subject to the Acts, the board may, with the authority of an ordinary resolution of the Company:

(a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b) appropriate the sum resolved to be capitalised to the members in proportion to the nominal amount of ordinary shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:


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

         (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

         (i) paying up in full unissued shares or debentures of a nominal amount equal to that sum,

     and allot the shares or debentures, credited as fully paid, to the members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this article 132, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, where shares or debentures become distributable in fractions, the board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the members (except that if the amount due to a member is less than (Pounds)3, or such other sum as the board may decide, the sum may be retained for the benefit of the Company);

(d) authorise a person to enter (on behalf of all the members concerned) into an agreement with the Company providing for either:

          (i) the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

          (ii) the payment by the Company on behalf of the members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under such authority being effective and binding on all those members; and

(e)  generally do all acts and things required to give effect to the resolution.

Record dates

133. Notwithstanding any other provision of the articles, but subject to the Acts and rights attached to shares, the Company or the board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.


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                                   Accounts

Inspection of accounts

134.1 The board shall ensure that accounting records are kept in accordance with the Acts.

134.2 The accounting records shall be kept at the office or, subject to the Acts, at another place decided by the board and shall be available during business hours for the inspection of the directors and other officers. No member (other than a director or other officer) has the right to inspect an accounting record or other document except if a right is conferred by the Acts or he is authorised by the board.

Accounts to be sent to members etc.

135.1 In respect of each financial year, a copy of the Company's annual accounts, directors' report and auditors' report on those accounts shall be sent by post or delivered to:

(a) every member (whether or not entitled to receive notices of general meetings),

(b) every holder of debentures (whether or not entitled to receive notices of general meetings), and

(c)  every other person who is entitled to receive notices of general meetings,

not less than 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the Acts. This article 135 does not require copies of the documents to which it applies to be sent or delivered to:

(i) a member or holder of debentures of whose address the Company is unaware, or

(ii) more than one of the joint holders of shares or debentures.

135.2 Where permitted by the Acts, a summary financial statement derived from the Company's annual accounts and the directors' report in the form and containing the information prescribed by the Acts may be sent or delivered to a person in place of the documents required to be sent or delivered by article 135.1.

                                    Notices

136. A notice to be given to or by a person pursuant to the articles shall be in writing except that a notice convening a meeting of the board or of a committee of the board need not be in writing.


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               Service of Notices and Other Documents on Members

137.1 A notice or other document may be given to a member by the Company either personally or by sending it by post in a pre-paid envelope addressed to the member at his registered address, or by leaving it at that address (or at another address notified for the purpose) in an envelope addressed to the member.

137.2 In the case of joint holders of a share, a notice or other document shall be given to whichever of them is named first in the register in respect of the joint holding and notice given in this way is sufficient notice to all joint holders.

137.3 If a member (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom or the United States of America but has notified the Company of an address in the United Kingdom or the United States of America at which notices or other documents may be given to him, he is entitled to have notices given to him at that address, but otherwise no such member or person is entitled to receive a notice or other document from the Company.

                            Notice by Advertisement

138. If by reason of the suspension or curtailment of postal services in the United Kingdom or the United States of America the Company is unable effectively to convene a general meeting by notices sent by post, the board may, in its absolute discretion and as an alternative to any other method of service permitted by the articles, resolve to convene a general meeting by a notice advertised in at least, in the case of the suspension or curtailment of postal services in the United Kingdom, one leading United Kingdom national daily newspaper and, in the case of the suspension or curtailment of postal services in the United States of America, the Wall Street Journal and the New York Times, (but, if any such newspaper shall by reason of industrial action or otherwise not be published on the date on which the advertisement is due to appear, publication in such other newspaper(s) as the board shall consider appropriate shall be sufficient). In this case the Company shall send confirmatory copies of the notice by post if at least seven clear days before the meeting the posting of notices to addresses throughout the United Kingdom and/or the United States of America again becomes practicable.

                              Evidence of Service

139.1 A notice or other document addressed to a member at his registered address or address for service in the United Kingdom or the United States of America is, if sent by post (by airmail if posted from outside the United Kingdom to an address within the United Kingdom or from outside the United States of America to an address within the United States of America), deemed to be given within 24 hours if pre-paid as first class post and within 48 hours if pre-paid as second class post after it has been posted, and in proving service it is

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

sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

139.2 A notice or document not sent by post but left at a registered address or address for service in the United Kingdom or the United States of America is deemed to be given on the day it is left.

139.3 Where notice is given by newspaper advertisements, the notice is deemed to be given to all members and other persons entitled to receive it at noon on the day when the advertisements appear or, if they appear on different days, at noon on the last of the days when the advertisements appear.

139.4 A member present in person or by proxy at a meeting or of the holders of a class of shares is deemed to have received due notice of the meeting and, where required, of the purposes for which it was called.

                      Notice Binding on Transferees etc.

140. A person who becomes entitled to a share by transmission, transfer or otherwise is bound by a notice in respect of that share (other than a notice served by the Company under section 212 of the Act) which, before his name is entered in the register, has been properly served on a person from whom he derives his title.

                 Notice in case of Entitlement by Transmission

141. Where a person is entitled by transmission to a share, the Company may give a notice or other document to that person as if he were the holder of a share by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt member (or by similar designation) at an address in the United Kingdom or the United States of America supplied for that purpose by the person claiming to be entitled by transmission. Until an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the death or bankruptcy or other event had not occurred. The giving of notice in accordance with this article is sufficient notice to all other persons interested in the share.

                                 Miscellaneous

Destruction of Documents

142.1  The Company may destroy:

(a) a share certificate which has been cancelled at any time after one year from the date of cancellation;

(b) a mandate for the payment of dividends or other amounts or a variation or cancellation of a mandate or a notification of change of name or address at any time after two years from the date the mandate, variation, cancellation or notification was recorded by the Company;

(c) an instrument of transfer of shares (including a document constituting the renunciation of an allotment of shares) which has been registered at any time after six years from the date of registration; and

(d) any other document on the basis of which any entry in the register is made at any time after six years from the date an entry in the register was first made in respect of it.

142.2 It is presumed conclusively in favour of the Company that every share certificate destroyed was a valid certificate validly cancelled, that every instrument of transfer destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed was a valid and effective document in accordance with the recorded particulars in the books or records of the Company, but:

(a) the provisions of this article 142 apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of the document is relevant to a claim;

(b) nothing contained in this article 142 imposes on the Company liability in respect of the destruction of a document earlier than provided for in this article 142 or in any case where the conditions of this article are not fulfilled; and

(c) references in this article 142 to the destruction of a document include reference to its disposal in any manner.

Winding up

143. On a voluntary winding up of the Company the liquidator may, on obtaining any sanction required by law, divide among the members in kind the whole or any part of the assets of the Company, whether or not the assets consist of property of one kind or of different kinds. For this purpose the liquidator may set the value he deems fair on a class or classes of property, and may determine on the basis of that valuation and in accordance with the then existing rights of members how the division is to be carried out between members or classes of members. The liquidator may not, however, distribute to a member without his consent an asset to which there is attached a liability or potential liability for the owner.

Indemnity

144.1 Subject to the Acts, but without prejudice to an indemnity to which he may otherwise be entitled, every officer of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the execution of his duties or the exercise of his powers, authorities and discretions including (without prejudice to the generality of the foregoing) a liability incurred:

(a) defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

(b) in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

144.2 The board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is an officer or employee, or former officer or employee, of the Company or of a company which is a subsidiary undertaking of the Company or in which the Company has an interest (whether direct or indirect), or who is or was trustee of a retirement benefits scheme or another trust in which an officer or employee or former officer or employee is or has been interested, indemnifying him against liability for negligence, default, breach of duty or breach of trust or another liability which may lawfully be insured against by the Company.


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